SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12
DOLLAR FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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	(3)	Filing Party:

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DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 296-3400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 15, 2007
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Dollar Financial Corp., a Delaware corporation, to be held at The Boca Raton Bridge Hotel in the Boca Raton Room located at 999 East Camino Real, Boca Raton, Florida, 33432 on Thursday, November 15, 2007, at 8:30 a.m., local time. The purpose of the meeting is to consider and take action on the proposals listed below:
     1. To elect two persons to serve as Class C directors on our board of directors for a three-year term and until their successors are duly elected and qualified;
     2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008;
     3. To adopt the Dollar Financial Corp. 2007 Equity Incentive Plan, as described in the accompanying proxy statement; and
     4. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.
     The board of directors has fixed the close of business on September 17, 2007 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. Only holders of record of common stock at the close of business on the record date will be entitled to receive notice of and to vote at the meeting and at any adjournments or postponements of the meeting. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in the accompanying proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.
Sincerely,
/s/ Donald Gayhardt
Donald Gayhardt, President and Secretary
October 10, 2007
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 296-3400
PROXY STATEMENT
DATED OCTOBER 10, 2007
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on November 15, 2007
Introduction
     The enclosed proxy is solicited by and on behalf of the board of directors, which we refer to in this proxy statement as our board, of Dollar Financial Corp., a Delaware corporation, which we refer to in this proxy statement as the company, we, or us, for use at the annual meeting of stockholders to be held on Thursday, November 15, 2007 at 8:30 a.m., local time, and at any postponement or adjournment thereof, which we refer to in this proxy statement as the annual meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about October 12, 2007.
     Only stockholders of record at the close of business on September 17, 2007, which we refer to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. At the annual meeting, such stockholders will be asked to consider and take action on the proposals discussed in this proxy statement and any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.
     An Annual Report to Stockholders containing financial statements for the fiscal year ended June 30, 2007, which we refer to in this proxy statement as fiscal 2007, is being mailed together with this proxy statement to all stockholders entitled to vote.

-i-

-ii-

VOTING
The Purpose of the Annual Meeting
     At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting above, including the election of two Class C directors, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2008, which we refer to in this proxy statement as fiscal 2008, and the adoption of the Dollar Financial Corp. 2007 Equity Incentive Plan.
Persons Entitled to Vote at the Annual Meeting
     The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting is the close of business on September 17, 2007. Each holder of any shares of our common stock, par value $0.001 per share, which we refer to in this proxy statement as our common stock, that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name on the record date. On the record date, there were 24,164,595 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights.
How To Vote
     You are not required to attend the annual meeting in order to be able to vote. While you may attend the annual meeting and vote your shares in person, you also may choose to submit your proxies by any of the following methods:
•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all director nominees, FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008 and FOR the adoption of the Dollar Financial Corp. 2007 Equity Incentive Plan. If any other matter should be properly presented at the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You may vote through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.
     Registered Holders. If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides a space for you to vote “for,” or to “withhold” your authority to vote your shares for, each nominee for election to our board. The proxy card also provides spaces for you to vote “for” or “against” or “abstain” from voting in connection with (i) our proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008 and (ii) our proposal to adopt the Dollar Financial Corp. 2007 Equity Incentive Plan. IF YOU RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW YOU WISH TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED BY THE

MANAGEMENT PROXIES SET FORTH ON THE PROXY CARD IN THE MANNER RECOMMENDED BY THE BOARD IN THIS PROXY STATEMENT.
     Shares Held in “Street Name.” If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.
The Recommendations of the Board
     The recommendation of our board is set forth together with the description of each item in this proxy statement. In summary, our board recommends a vote:
•	FOR election of the nominated Class C directors (see “Proposal 1: Election of Directors”);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008 (see “Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm”); and

•	FOR the proposal to adopt our 2007 equity incentive plan (see “Proposal 3: Adoption of the Dollar Financial Corp. 2007 Equity Incentive Plan”).
     With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board or, if no recommendation is given, in their own discretion.
     IF YOU SIGN AND RETURN YOUR PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.
How to Revoke Your Vote
     You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:
•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by telegram or telecopy, to the Secretary of the company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:

Dollar Financial Corp. 1436 Lancaster Avenue, Suite 310 Berwyn, PA 19312 Attention: Donald Gayhardt, President and Secretary

•	Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You must also vote your shares at the annual meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the annual meeting.
Quorum and Vote Required
     Our Bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the annual meeting, present in person or by proxy, constitute a quorum for the transaction of business. The election of directors will be decided by a plurality of the votes of the shares cast, in person or by proxy, at the annual meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. On all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. An abstention with respect to any such proposal will have the same effect as a vote against such proposal. While broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our annual meeting, the shares subject to broker non-votes will not be considered present at the meeting for the proposal as to which authority was withheld. Consequently, broker non-votes will have the effect of reducing the number of affirmative votes required to approve the proposal (but not the percentage), because they reduce the number of shares present at the meeting from which a majority is calculated.
     The persons named as proxies and attorneys-in-fact are officers of the company. All properly executed proxies returned in time to be counted at the annual meeting will be voted. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors and a proposal to adopt our 2007 equity incentive plan, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS, “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008 AND “FOR” THE ADOPTION OF THE DOLLAR FINANCIAL CORP. 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 1: ELECTION OF DIRECTORS
     We currently have six directors. Our Bylaws provide for a classified board, consisting of three classes of directors (Class A, Class B and Class C), with each class serving staggered three-year terms. As a result, only a portion of our board is elected each year. The two director nominees identified below are to be elected by our stockholders at our upcoming annual meeting as Class C directors, each to hold office for a three-year term expiring in 2010 or until his successor is duly elected and qualified. The directors have no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the annual meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board may reduce the number of directors.
     Each individual elected as a director at the annual meeting will serve until the annual meeting of stockholders to be held in 2010 or until his successor is duly elected and qualified.
Proposed for Election as Class C Directors for a Three-Year Term Continuing Until the 2010 Annual Meeting of Stockholders
     The following table sets forth information with respect to the directors nominated for re-election as Class C directors at the annual meeting.

Name	Age	Position
Clive Kahn	50	Director

John Gavin	51	Director
     The nominees for election as Class C directors were recommended for nomination to our board by its corporate governance and nominating committee. The board unanimously recommends that stockholders vote FOR the election of each of the above nominees as Class C directors.
     The following are biographical summaries of the directors identified above:
     Clive Kahn has served as a director and as a member of the audit committee and corporate governance and nominating committee of our board since April 30, 2007. Mr. Kahn, a chartered accountant, was formerly the Chief Executive Officer of Travelex Limited. Prior to becoming Chief Executive Officer, Mr. Kahn was the Chief Financial Officer of Travelex Limited. Mr. Kahn was employed by Travelex for twenty-one years. Prior to his employment with Travelex, Mr. Kahn practiced as a chartered accountant with the firm of BDO Stoy Hawyard.
     John Gavin has served as a director and a member of the audit committee and compensation committee of our board since April 30, 2007. He also became the chairman of the corporate governance and nominating committee of our board on September 6, 2007. Mr. Gavin is currently serving as Vice Chairman, and was the Chief Executive Officer and President of DBM (Drake, Beam, Morin), an international career management and transitions management firm. Before joining DBM in 2006, Mr. Gavin was President and Chief Operating Officer of Right Management Consultants, a global provider of integrated consulting solutions across the employment lifecycle. Mr. Gavin originally joined Right Management as Executive Vice President of Business Development in 1996. Prior to joining Right Management, Mr. Gavin worked for Andersen Worldwide.
Required Vote
     Directors are elected by a plurality of votes cast at the annual meeting.
     The board unanimously recommends that stockholders vote “FOR” Proposal 1 to elect each of the nominated directors.

Directors Whose Terms Do Not Expire at the Annual Meeting
     The following table sets forth information with respect to the remaining members of our board:

			Annual Meeting at
Name	Age	Position	Which Term Expires
Jeffrey A. Weiss	63	Chairman of the Board and Chief Executive Officer	2008
Donald Gayhardt	43	President, Secretary and Director	2008
David Jessick	54	Director	2009
Kenneth Schwenke	53	Director	2009
     The following are biographical summaries of the remaining members of our board:
     Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc. acquired us in May 1990. Until June 1992, Mr. Weiss was also a Managing Director at Bear Stearns with primary responsibility for the firm’s investments in small to mid-sized companies, in addition to serving as Chairman and Chief Executive Officer for several of these companies.
     Donald Gayhardt has served as our President and Secretary since December 1998. Mr. Gayhardt also served as our Chief Financial Officer from April 2001 to June 2004. He served as our Executive Vice President and Chief Financial Officer from 1993 to 1997. In addition, he joined our board in 1990. Prior to joining us, Mr. Gayhardt was employed by Bear Stearns from 1988 to 1993, most recently as an Associate Director in the Principal Activities Group, where he had oversight responsibility for the financial and accounting functions at a number of manufacturing, distribution and retailing firms, including our company. Prior to joining Bear Stearns, Mr. Gayhardt held positions in the mergers and acquisitions advisory and accounting fields.
     David Jessick has served as a director and the chairman of the audit committee since January 2005 and as a member of the corporate governance and nominating committee of our board since April 2005. Mr. Jessick also served on the compensation committee of our board from April 2005 until his resignation on April 30, 2007. He served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit committee member), and Big 5 Sporting Goods Corporation (audit committee member), and he is currently the non-executive chairman of the board of Pathmark Stores, Inc. as well as a member of their audit committee.
     Kenneth Schwenke has served as a director and as a member of the corporate governance and nominating committee of our board and as the chairman of the compensation committee of our board since September 2006. Mr. Schwenke served as a member of our audit committee of our board from September 2006 until April 30, 2007. From September 2001 until July 1, 2007, Mr. Schwenke was the CEO and Founder of Off-Campus Dining Network, LLC. From 1996 through 2001, Mr. Schwenke served as the Senior Vice President of Human Resources for Aramark, Inc. Prior to obtaining that position, Mr. Schwenke served as the Vice President of Human Resources for the global division of Aramark, Inc., from 1995 through 1996. From 1994 through 1995 Mr. Schwenke served as an area director in the department of Human Resources for Honeywell, Inc., formerly known as AlliedSignal, Inc. From 1992 through 1994 Mr. Schwenke served as the director of Human Resources for Honeywell, Inc.

Director Compensation
     The following table sets forth compensation paid to our non-employee directors during the year ended June 30, 2007:

					Change in
					Pension
					Value and
	Fees			Non-Equity	Non-qualified
	Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in	Awards	Awards ($)	Compensation	Compensation	Compensation
Name	Cash ($)	($)	(6)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David Jessick	$78,500	—	$82,099	—	—	—	$160,599
Kenneth Schwenke(1)	$60,750	—	$92,361	—	—	—	$153,111
John Gavin (2)	$18,000	—	$11,737	—	—	—	$29,737
Clive Kahn(3)	$14,000	—	$11,737	—	—	—	$25,737
David Golub(4)	$64,000	—	$82,099	—	—	—	$146,099
Luke Johnson(5)	$12,250	—	—	—	—	—	$12,250

(1)	Mr. Schwenke was elected to our board on September 27, 2006.

(2)	Mr. Gavin was elected to our board on April 30, 2007.

(3)	Mr. Kahn was elected to our board on April 30, 2007.

(4)	Mr. Golub resigned from our board effective September 6, 2007.

(5)	Mr. Johnson resigned from our board effective September 27, 2006.

(6)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2007. The valuation assumptions for our stock options are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2007.
COMPENSATION OF INDEPENDENT DIRECTORS
     Our independent directors receive annual compensation as follows:
•	Annual retainer of $40,000;

•	Annual retainer for members of the audit committee of $5,000;

•	Annual retainer for members of the compensation committee of $3,000;

•	Annual retainer for members of the corporate governance and nominating committee of $3,000;

•	Annual retainer for chairman of the audit committee of $10,500;

•	Annual retainer for chairman of the compensation committee of $7,500;

•	Annual retainer for chairman of the corporate governance and nominating committee of $6,500;

•	Board meeting attendance fee of $2,000; and

•	Committee meeting attendance fee of $1,500.
     As of July 1, 2007, our non-employee directors had the option to participate in our health benefit program. Previously Mr. Jessick participated in our health benefit program during 2007 and currently, Messrs. Jessick and Schwenke participate with the full cost paid by us. Prior to July 1, 2007, Mr. Jessick paid the employee cost for this coverage.

CORPORATE GOVERNANCE
Committees of the Board
     The board has standing audit, corporate governance and nominating and compensation committees which are described below.
     Audit Committee. The audit committee assists our board in overseeing: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our independent registered public accounting firm; and (iv) the performance of our internal audit function and independent registered public accounting firm. The audit committee’s charter was adopted by the full board in February 2005 and amended most recently in April 2005.
     Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. The Code is applicable to our executives, employees and directors. The Code reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website (www.dfg.com). A copy of the Code is available on our website (www.dfg.com/ethics.asp). A copy of the Code may also be obtained upon request from the Secretary of the company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312.
     The audit committee met seven times during fiscal 2007. In addition, the audit committee met once thus far during fiscal 2008, including with Ernst & Young LLP, our independent registered public accounting firm, to discuss the fiscal 2007 audit and our internal control over financial reporting.
     The audit committee currently consists of Messrs. Jessick (Chairman), Gavin and Kahn, each of whom is independent within the meaning of the Securities and Exchange Commission regulations and the listing requirements of Rule 4200(a)(15) of the Nasdaq Stock Market, which we refer to in this proxy statement as Nasdaq. David Golub served on the audit committee from January 2005 until his resignation from the audit committee on April 30, 2007. Kenneth Schwenke served on the audit committee from September 2006 until his resignation on April 30, 2007. Effective April 30, 2007, Messrs. Gavin and Kahn were appointed to the audit committee to fill the vacancy created by the resignation of Mr. Golub and Mr. Schwenke.
     Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements. Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations. The board reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. from February 1997 to June 1999 and as Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1979 to 1996. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit committee member), Big 5 Sporting Goods Corporation (member of the audit committee), Pathmark Stores, Inc. and Pinnacle Foods Group, Inc. Consistent with Nasdaq listing requirements, our board determined that his concurrent service on these committees does not impair his ability to effectively serve on the audit committee.
     Corporate Governance and Nominating Committee. The corporate governance and nominating committee is responsible for: (i) identifying individuals qualified to become board members and recommending to our board the nominees for election to our board; (ii)  leading our board in its annual review of our board’s performance, and making recommendations to our board regarding board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iii) recommending to our board nominees for each committee of our board; (iv) reviewing our efforts to promote diversity among directors, officers, employees and contractors; and (v) arranging for an orientation for all directors.
     The charter of the corporate governance and nominating committee was attached to our 2005 proxy statement. The corporate governance and nominating committee met twice during fiscal 2007 and has met once thus far during fiscal 2008.

     The corporate governance and nominating committee currently consists of Messrs. Gavin (Chairman), Jessick, Schwenke and Kahn. Effective April 30, 2007, Mr. Kahn was appointed to the corporate governance and nominating committee. Effective September 6, 2007, Mr. Gavin was appointed to the corporate governance and nominating committee, as its chairman. Mr. Golub was the Chairman of the corporate governance and nominating committee from January 2005 until his resignation on September 6, 2007.
     All of the members of the corporate governance and nominating committee are independent within the meaning of Nasdaq listing requirements and the charter of the corporate governance and nominating committee.
     Compensation Committee. The compensation committee is authorized to determine compensation for our senior executives. The compensation committee met nine times during fiscal 2007 and has met fourteen times thus far during fiscal 2008. The compensation committee amended its charter on September 6, 2007. A current copy of the amended compensation committee charter is attached to this proxy statement as Exhibit A.
     The compensation committee currently consists of Messrs. Schwenke (Chairman) and Gavin. Mr. Jessick served on the compensation committee from April 2005 until his resignation on April 30, 2007. Effective April 30, 2007, Mr. Gavin was appointed to the compensation committee to fill the vacancy created by the resignation of Mr. Jessick.
     All of the members of the compensation committee are independent within the meaning of Nasdaq listing requirements.
     The compensation committee seeks to compensate our executives at levels that are competitive with peer companies in order to attract, retain and motivate superior quality and highly experienced executives. Accordingly, its executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of an executive’s compensation to our success in achieving key strategic and financial goals. The compensation committee does not delegate its authority to establish executive and director compensation to any other entity or person.
Meetings of Directors and Annual Meeting of Stockholders
     The board met ten times during fiscal 2007 and has met five times thus far during fiscal 2008. Each incumbent director attended at least 75% of the aggregate meetings of our board during fiscal 2007 that were held following his election and of the meetings held by all committees on which he served. The non-management members of our board meet at least twice per fiscal year in executive session after regularly scheduled board meetings.
     It is our policy that all of our board members attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts.
Director Independence
     No director is deemed to be independent unless our board affirmatively determines that the director has no material relationship with the company, directly or as an officer, stockholder or partner of an organization that has a material relationship with the company and in doing so, our board considers information regarding the relationships between each director and his family, on the one hand, and the company, on the other. In assessing director independence, our board considers all commercial, charitable or other business relationships that any director may have with the company and its affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq listing requirements, our board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of our board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to the company and our management. As a result of its review, our board affirmatively determined that all directors (other than Messrs. Weiss and Gayhardt) are independent of the company and its management under the Nasdaq independence definition and that the audit committee, corporate governance and nominating committee and compensation committee are comprised exclusively of independent directors under the Nasdaq rules. Messrs. Weiss and Gayhardt are not considered independent because of their employment as our executives. The board also determined that the directors who serve as members of the audit committee are also “independent” for purposes of Section 10(A)(3) of the Exchange Act.
Director Nominations
     In making its recommendations as to nominees for election to our board, the corporate governance and nominating committee may consider, in its sole judgment, recommendations of the Chief Executive Officer and President, other directors, senior executives, stockholders and third parties. The corporate governance and nominating committee may also retain third-party search firms to identify potential nominees.
     Stockholders desiring to recommend nominees should submit their recommendations in writing to Donald Gayhardt, President and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the company. The corporate governance and nominating committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.
     Based on the information provided to the corporate governance and nominating committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board, which makes the final determination whether to nominate the candidate as a director.
     In evaluating a candidate, our board, with the assistance of the corporate governance and nominating committee, takes into account a variety of factors as it deems appropriate, including the following:
•	the nominee’s understanding of our business and the industries in which it operates in general;

•	the nominee’s ability to regularly attend meetings of our board and of any committees on which the director would serve;

•	the nominee’s ability to review in a timely manner and understand materials circulated to our board regarding the company or our industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise our officers and management.
     The corporate governance and nominating committee also considers such other factors as it deems appropriate, including a nominee’s integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to board duties, and likelihood that he or she will be able to serve on our board for a sustained period. Due consideration is given to our board’s overall balance of diversity of perspectives, backgrounds and experiences. The corporate governance and nominating committee will also consider factors such as global experience, experience as a director of a public company and knowledge of relevant industries.

Ethics Hotline
     We encourage employees to raise possible ethical issues. We maintain an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff does not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. We prohibit retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.
Communications with the Board
     The board recommends that stockholders deliver any communications with our board in writing by sending them in care of the Secretary of the company. Stockholders may send such communications by email to Roy Hibberd, our Senior Vice President, General Counsel at Roy.Hibberd@dfg.com, or by mail to Donald Gayhardt, President and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. The name(s) of any specific intended board recipient(s) should be noted in the communication.

SECURITIES OWNERSHIP
     The following table sets forth information as of September 27, 2007 regarding the beneficial ownership of common stock by each director, by each executive officer named in the Summary Compensation Table appearing elsewhere in this proxy statement, by all directors and executive officers as a group, and by each person known to us to be the beneficial owner of more than 5% of the outstanding common stock. Except as indicated below, to our knowledge, all of such common stock are owned directly, and the indicated person has sole voting and investment power.
     We have calculated beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania 19312. As of September 27, 2007, there were a total of 24,164,595 shares of common stock issued and outstanding.

	Amount of
	Beneficial		Percent of
Name and Address of Beneficial Owner:	Ownership		Class
Directors:
Jeffrey A. Weiss	946,215	(1)	3.85%
Donald Gayhardt	357,913	(2)	1.46%
John Gavin	1,249	(3)	*
Clive Kahn	1,249	(3)	*
David Jessick	4,582	(4)	*
Kenneth Schwenke	5,155	(5)	*
Other Named Executive Officers:
Randy Underwood	70,234	(6)	*
Paul Mildenstein	31,623	(7)	*
Sydney Franchuk	23,221	(8)	*
5% Stockholders:
Wellington Management Company, LLP	2,977,275	(9)	12.32%
All directors and executive officers as a group (15 persons)	1,543,142	(10)	6.30%

*	Less than 1%

(1)	Includes options to purchase 420,566 shares of common stock which are exercisable within 60 days of September 27, 2007 and 2,907 restricted shares of common stock.

(2)	Includes options to purchase 346,020 shares of common stock which are exercisable within 60 days of September 27, 2007 and 7,268 restricted shares of common stock.

(3)	Consists of options to purchase 1,249 shares of common stock which are exercisable within 60 days of September 27, 2007.

(4)	Consists of options to purchase 4,582 shares of common stock which are exercisable within 60 days of September 27, 2007.

(5)	Consists of options to purchase 5,155 shares of common stock which are exercisable within 60 days of September 27, 2007.

(6)	Includes options to purchase 58,888 shares of common stock which are exercisable within 60 days of September 27, 2007 and 6,933 restricted shares of common stock.

(7)	Includes options to purchase 23,777 shares of common stock which are exercisable within 60 days of September 27, 2007 and 6,015 restricted shares of common stock.

(8)	Includes options to purchase 7,777 shares of common stock which are exercisable within 60 days of September 27, 2007 and 13,349 restricted shares of common stock.

(9)	Wellington Management Company, LLP is a Massachusetts limited liability partnership and its principal place of business is located at 75 State Street Boston, Massachusetts 02109.

(10)	Includes options to purchase 899,424 shares of common stock which are exercisable within 60 days of September 27, 2007 and 60,240 restricted shares of common stock.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
     Our executive officers, as of October 10, 2007, including their respective ages and positions, are set forth below:

Name	Age	Position
Jeffrey A. Weiss	63	Chairman of the Board and Chief Executive Officer
Donald Gayhardt	43	President, Secretary and Director

Randy Underwood	57	Executive Vice President and Chief Financial Officer
Norman Miller	46	Executive Vice President and Chief Operating Officer
Sydney Franchuk	55	Executive Vice President and Chairman – National Money Mart
Patti Smith	41	Senior Vice President — North American Operations
Paul Mildenstein	45	Senior Vice President — United Kingdom Operations
Roy Hibberd	55	Senior Vice President and General Counsel
Peter Sokolowski	46	Senior Vice President of Finance and Chief Credit Officer
William Athas	45	Senior Vice President of Finance and Corporate Controller
Melissa Soper	41	Senior Vice President of Corporate Administration
     The following are biographical summaries of our executive officers. The summaries for Messrs. Weiss and Gayhardt appear in the section of this proxy statement entitled “Directors Whose Terms Do Not Expire at Annual Meeting.”
     Randy Underwood has served as our Executive Vice President and Chief Financial Officer since June 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc. Prior to his tenure at The Coleman Company, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2000 and with Thorn Americas, Inc., the parent company of Rent-A-Center, Inc., including Senior Vice President and Chief Financial Officer and Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of Peat, Marwick, Mitchell and Co.
     Norman Miller has served as our Executive Vice President and Chief Operating Officer since April 2007. Previously, Mr. Miller was employed by Aramark, Inc., as Group President Sports & Entertainment from 2002 to 2006 and as President Correctional Services from 1998 to 2001.
     Sydney Franchuk, our Executive Vice President and Chairman-National Money Mart has served in this capacity since January 2007. Mr. Franchuk served as President of our North America operations from November 1997 until January 2007. Previously, Mr. Franchuk held the position of Vice President of Finance and Administration for National Money Mart Co. and Check Mart, an affiliated company in the United States. Prior to joining us in 1985, Mr. Franchuk was a public accountant with Woods & Company and Ernst & Young LLP Chartered Accountants and is a Certified Management Accountant.
     Patti Smith has served as our Senior Vice President — North American Operations since January 2007. From October 2004 until January 2007 Ms. Smith served as our Senior Vice President of Operations for the

Canadian and US divisions. From October 1999 until October 2004 Ms. Smith served as our Vice President of Operations in the Canadian division. Ms. Smith joined the company in January of 1993.
     Paul Mildenstein, our Senior Vice President-United Kingdom Operations, has served in this capacity since June 2005. Previously, Mr. Mildenstein served for two years as Managing Director of Musgrave (UK) Ltd. where he developed the strategy to franchise the corporate store business. Prior to his tenure at Musgrave (UK) Ltd., Mr. Mildenstein held the position of Group Operations Director at T&S Stores Plc.
     Roy W. Hibberd has served as our Senior Vice President, General Counsel since July 2005. Prior to joining us, Mr. Hibberd served as a Managing Director of Smooth Engine, Inc., a consulting company and as a Managing Director of Millennium Services Corp., a franchise and business consulting firm, from July 2002 to July 2005. From 2000-2002, he served as the General Counsel and Managing Director (US) for the United States operations of Virtual Internet, plc, a London based public company providing internet services and from 1996-1999 as the Vice President and General Manager, The Americas of the American Express Company.
     Peter Sokolowski has served as our Senior Vice President of Finance and Chief Credit Officer since January 2007. Mr. Sokolowski previously was our Vice President and Chief Credit Officer and he served as our Vice President Finance from 1991 to 2002. He joined the company in 1991. Prior to joining us, Mr. Sokolowski worked in various financial positions in the commercial banking industry.
     William Athas has served as our Senior Vice President of Finance and Corporate Controller since January 2007. Previously, he was our Vice President, Finance and Corporate Controller and joined the Company in 2000. Prior to joining us, he was the divisional controller of Timet, a titanium metals company from December 1998 until January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from 1987 to 1998, where he was the assistant corporate controller. He attained his CPA certification in 1989.
     Melissa Soper has served as our Senior Vice President of Corporate Administration since July, 2007. Previously, Ms. Soper served as our Vice President and General Manager-We the People Division from July, 2005 until July, 2007 and previously served from October, 1996 through July, 2005 as Vice President, Corporate Human Resources with overall responsibility for development of our global human resources department and for compliance with state and federal labor laws.

Compensation Discussion and Analysis
     As a global provider of financial products and services to the under-banked community, the value we deliver to customers and shareholders depends in large part upon the quality of our people. Our business model is based on our ability to both attract new customers and maintain relationships with existing customers and, to maintain our strong mission, customer focus, and entrepreneurial spirit. As with all of our employees, the recruitment, retention and motivation of our executive officers are critical factors to our business success. We believe that the senior leadership provided by our Chairman and Chief Executive Officer, our Chief Financial Officer, as well as the other individuals included in the “Summary Compensation Table” below, whom we refer to in this proxy statement as our named executive officers, is the cornerstone to successfully implementing and achieving our strategic plans. Through the following questions and answers we will explain all material elements of our executive compensation programs:
o	What are the objectives of our executive compensation programs?
     Our compensation philosophy is to provide a strong focus on overall company financial performance, business development and creation of shareholder value. As a growth-oriented and entrepreneurial company, our executive compensation programs are designed to strongly align compensation with corporate performance and the creation of shareholder value. We also seek to compensate our executives at levels that are competitive with peer companies in order to attract, retain and motivate superior quality and highly experienced executives. Accordingly, our executive compensation programs emphasize variable pay in the form of annual and long-term incentive programs which tie a significant portion of an executive’s compensation to our success in achieving key strategic and financial goals.
     For our fiscal 2008 executive compensation programs, our compensation committee retained an independent consultant, Radford Surveys and Consulting, which we refer to as Radford, to gather data regarding the types and amount of compensation that our industry peer companies and other international retail and consumer companies from which we recruit pay their executives and other key employees. Radford assisted our compensation committee in the review of relevant data and determination of appropriate executive compensation levels, which we refer to as the Executive Compensation Review. This review provides us with valuable data regarding the compensation level and practices of our peer and other targeted companies, which, in turn, assists us in setting compensation levels at competitive levels.
     For fiscal 2008, we selected a group of peer companies that include both financial services and broader consumer/retail services peers. We have expanded our peer group to include broader consumer/retail services peers, as we have found that we need to pay ahead of our core industry to attract the quality of talent with international experience from these other industries to grow our business both domestically and internationally. Using our financial service peers, our compensation committee assessed the competitive marketplace for companies generally in our industry. Our compensation committee felt that given our retail focus, international operations and growth strategy, it has more sophisticated management needs than its financial services peers. Accordingly, after reviewing the types of companies from which several of our executives were recruited recently, our compensation committee concluded that a broader consumer/retail services peer group is more representative of the caliber of executive talent needed to manage a high growth, multi-location and multi-national business.
     We set annual compensation for fiscal 2008 based, in part, on a detailed report from Radford that we received in June 2007. In this report, Radford:
•	described the compensation elements and practices of the peer companies selected by our compensation committee (identified below);

•	compared the compensation levels of each of our named executive officers and certain other executives with those of our peers; and

•	recommended various long-term incentive vehicles for consideration.
     Our Chairman and Chief Executive Officer and our Chief Financial Officer provided our compensation committee with:

•	an assessment of each other named executive officer’s performance contributions for the prior year as well as sustained performance contributions over a number of years; and

•	significant changes in responsibilities delegated to each other named executive officer during the year.
     Our compensation committee considered this information in each instance, and discussed the data and recommendations referenced above with our Chairman and Chief Executive Officer and our Chief Financial Officer and representatives from Radford with respect to senior executives’ base pay increases and our annual cash bonus and long-term incentive programs. Our compensation committee considered all of the inputs described above as well as additional factors such as retention issues, our short and long-term performance goals and our overall compensation philosophy, and presented its recommendations to our board of directors, which we refer to in this proxy statement as our board, for each element of compensation then being considered. Based on the empirical compensation data gathered during the Executive Compensation Review and the compensation philosophy and objectives communicated by our compensation committee, our board discussed, considered and approved these recommendations.
     With respect to the compensation of our Chairman and Chief Executive Officer, our compensation committee is responsible for reviewing and approving the goals and objectives relating to our Chairman and Chief Executive Officer’s compensation, evaluating the performance of our Chairman and Chief Executive Officer in light of such goals and objectives, and setting our Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation.
o	What are the principal components of our executive compensation program?
     Our executive compensation programs consist of three key elements: (i) base salary; (ii) performance-based annual bonus, payable in cash; and (iii) long-term incentive compensation, which for fiscal 2007 included grants of restricted shares of our common stock, options to purchase our common stock and non-elective deferred compensation, and, which for fiscal 2008 will include grants of restricted stock units, long-term cash incentives and non-elective deferred compensation. Generally, as an executive’s responsibilities increase, our compensation committee allocates a greater portion of his or her total compensation potential from fixed components such as base salary to variable components such as annual bonus and long-term incentive compensation. We believe this allocation approach reflects our pay-for-performance compensation philosophy because of the greater influence that most of our senior executives have on our annual and long-term business results. Each of these principal components is described in more detail below.
     Base Salary: We use base salary as a significant retention tool that provides executives with a base level of income. Prior to fiscal 2008, base salary determinations for our named executive officers took into account many factors, including:
•	the depth and breadth of an individual’s past business experience;

•	the individual’s current and historical performance and contribution to us;

•	the individual’s future potential with us;

•	the individual’s role and unique skills;

•	consideration of external market data relating to compensation for similar positions at peer companies, adjusted for the scope of responsibilities and the uniqueness of the role; and

•	subjective positional performance criteria.
     In addition to the factors described above, the compensation committee also considered the findings of the Executive Compensation Review in making its base salary determinations for fiscal 2008. Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries of our named executive officers should be set at levels which, while not always leading our peer group, are strongly competitive with our peer group. As such, our compensation committee, Chairman and Chief Executive Officer and Chief Financial Officer determined that the appropriate base salary target for our named executive officers should be the 50th percentile of all selected peers, with the ability to move to approximately the 60th percentile based on the depth and breadth of the business experience of the individual executive and the importance of the position within our organization. Given our international business model, we target executive talent with large, international public company experience, and prefer executive talent with substantial consumer retail experience. Therefore, we consider benchmarking against the consumer/retail services industries to be more relevant than specialized financial services companies. We have found that benchmarking our executive pay to this broader industry group has enabled us to attract and retain the highest caliber executives from that group.
     Based upon the peer group review, it was determined that the base salaries of Messrs. Underwood and Mildenstein were below the targeted percentile, and, after taking into account their respective roles and levels of responsibility within our organization as well as their expected contributions to our long-term business strategies and objectives, our compensation committee determined that increases in their fiscal 2008 base salaries were needed to narrow the gap between each of their current base salaries and the base salary at the targeted percentile of our peer group. We recently entered into a new employment agreement with Mr. Weiss. Mr. Weiss’ new employment agreement provides for an increase in base salary as discussed in more detail below under the heading “New Employment Agreement with our Chairman and Chief Executive Officer.”
     We did not increase Mr. Franchuk’s base salary for fiscal 2008 because he previously received a base salary adjustment during fiscal 2007. Mr. Franchuk was promoted to the position of Executive Vice President and Chairman-National Money Mart Company effective January 1, 2007 and his base salary was increased to C$400,000 to reflect the expanded responsibilities of his new position as well as past performance and market conditions.
     Based on the factors described above, our compensation committee approved the following changes to the annual base salary of our named executive officers, effective as of July 1, 2007:

	Fiscal		Fiscal		% Increase
Executive	2007 Salary		2008 Salary(1)		(Fiscal 2007 – 2008)
Jeffrey A.Weiss		$775,000		$850,000	9.7%
Randy Underwood(2)		$311,000		$365,000	17.4%
Donald Gayhardt(3)		$475,000		$475,000	—
Sydney Franchuk(4)	C	$400,000	C	$400,000	—
Paul Mildenstein		£156,000		£165,000	5.8%

(1)	Other than with respect to Mr. Weiss, fiscal 2008 salary increases were effective as of July 1, 2007. Mr. Weiss’ salary increase was effective as of October 5, 2007, which was the effective date of his new employment agreement.

(2)	Reflects annual performance review and salary adjustment as executive is significantly below the targeted percentile of peer groups. Additionally, the compensation committee approved an increase to Mr. Underwood’s annual base compensation to $420,000 effective January 1, 2008.

(3)	No change in base salary as of July 1, 2007. Current employment contract expires December 2007. We anticipate commencing discussions with Mr. Gayhardt in November 2007 concerning the terms of his employment beyond his current contract.

(4)	Reflected in Canadian dollars. Base salary reflects current employment contract dated April 9, 2007.
     Annual Bonus: Our annual bonus program, paid in cash, is referred to as our Key Management Bonus Program. This program was first implemented for the fiscal year ending June 30, 2005 and has been used in subsequent fiscal years with some modifications. Each of our named executive officers is eligible to receive a target annual cash incentive award, expressed as a percentage of his base salary, under the program. With the exception of Mr. Weiss and Mr. Gayhardt, whose target awards are dictated by their respective employment agreements, participants in the program fall within grade levels depending on position title, level of responsibility and scope of duties. Generally, an executive’s target bonus opportunity increases as they progress in grade level. With regard to Mr. Franchuk, a portion of his fiscal 2007 annual award was pursuant to the plan with his target dictated by his position and a portion of his award was pursuant to his employment agreement with his target set forth for the remainder of fiscal 2007 therein.
     Each named executive officer’s annual bonus, other than Mr. Franchuk’s and Mr. Mildenstein’s, is determined solely based on the extent to which we achieve our consolidated targeted annual earnings before income taxes, depreciation and amortization, which we refer to as EBITDA. Mr. Franchuk’s and Mr. Mildenstein’s annual bonus is determined in part based on the extent to which his assigned business unit achieves its EBITDA target and in part based on the extent to which we achieve our consolidated EBITDA target. The annual bonus program is designed to be linked to the achievement of targeted EBITDA to motivate our named executive officers to improve our overall profitability.
     Fiscal 2007 Annual Bonuses for Named Executive Officers
Bonus Opportunity:

Executive	Base Bonus Opportunity as		Stretch Bonus Opportunity		Total Bonus Opportunity for
	a Percentage of Salary		as a Percentage of Salary		Fiscal 2007
	Business	Company	Business	Company		Amount
	Unit	Consolidated	Unit	Consolidated	% of Base	In Local
	EBITDA	EBITDA	EBITDA	EBITDA	Salary	Currency
Jeffrey A. Weiss	N/A	70%	N/A	47.5%	117.5%	$910,625
Randy Underwood	N/A	60%	N/A	60%	120%	$373,200
Donald Gayhardt	N/A	70%	N/A	47.5%	117.5%	$558,125
Sydney Franchuk	39.0%	16.9%	28.0%	28.0%	111.9%	C$377,500
Paul Mildenstein	37.5%	12.5%	25%	25%	100%	GBP 156,000
Bonus Achieved:

Executive	Base Bonus Achieved as a		Stretch Bonus Achieved as a		Total Bonus Achieved for
	Percentage of Salary		Percentage of Salary		Fiscal 2007
		Company
	Business	Consolidated	Business	Company		Amount
	Unit	EBITDA	Unit	Consolidated	% of Base	In Local
	EBITDA	Results	EBITDA	EBITDA Results	Salary	Currency
Jeffrey A. Weiss	N/A	70%	N/A	8.968%	78.968%	$612,003
Randy Underwood	N/A	60%	N/A	26.904%	86.904%	$270,271
Donald Gayhardt	N/A	70%	N/A	8.968%	78.968%	$375,099
Sydney Franchuk	39.0%	16.9%	7.497%	12.539%	75.936%	C$256,370
Paul Mildenstein	37.5%	12.5%	10.506%	11.210%	71.716%	GBP 111,877
     Other than as described above, the annual EBITDA targets are based on certain internal financial goals set in connection with the consideration and approval of our annual operating plan. These internal financial goals involve confidential strategic, commercial and financial information which, if disclosed, may result in competitive harm to us. However, we have found that the internal financial goals, although not guaranteed, were capable of being achieved if our named executive officers met or exceeded their individual objectives, if we performed according to our annual operating plan and if the assumptions in our annual operating plan proved correct.
     Final bonus payments are determined and paid after the completion of our fiscal year audit. On September 6, 2007, our board approved the payment of fiscal 2007 bonuses in accordance with the previously approved plan for our named executive officers other than Messrs. Weiss and Gayhardt and, as to a portion, Mr. Franchuk, and approved the fiscal 2007 bonus payments for Mr. Weiss and Mr. Gayhardt and, as to the remaining portion, Mr. Franchuk in accordance with their employment agreements. These amounts are set forth in the “Summary Compensation Table” below.

     Special Retention Bonus: In July 2007, our compensation committee and our board authorized the grant of special retention cash bonus awards to certain members of our management, including Randy Underwood (in an amount equal to $200,000) and Paul Mildenstein (in an amount equal to $150,000), two of our named executive officers, which we refer to in this proxy statement as the “Special Bonus Awards.” One-third of the Special Bonus Awards were vested and paid upon issuance, one-third will vest as of, and be paid on or about, June 30, 2008, and the remaining one-third will vest as of, and be paid on or about, June 30, 2009, subject to certain terms and conditions of each Bonus Award as set forth in the award letter for each recipient.
     Long-Term Incentive Compensation: Historically, our equity-based awards to executives have taken the form of restricted common shares or options to purchase our common stock under our 1999 stock incentive plan or our 2005 Stock Incentive Plan. Awards were recommended by our Chairman and Chief Executive Officer and compensation committee to our board and based on discretionary factors including but not limited to an executive’s position, level and breadth of responsibility, and significant contributions to us.
     For fiscal 2007, long-term incentives were provided to our named executive officers in the form of restricted shares, options, and/or contributions to the executive’s deferred compensation account as follows:

Executive	Restricted Shares		Options		Deferred Compensation
Jeffrey A. Weiss	4,757	(2)	0		$150,000	(2)
Randy Underwood	5,000	(1)	20,000	(2)	$100,000	(1)
Donald Gayhardt	11,893	(2)	0		0
Sydney Franchuk	4,000	(1)	17,500	(2)	$75,000	(1)
Paul Mildenstein	4,000	(1)	17,500	(2)	$75,000	(1)

(1)	Awards vest in equal monthly installments over a 24 month period beginning July 1, 2007 subject to the named executive officer remaining employed with us through the applicable vesting date.

(2)	Awards vest in equal monthly installments over a 36 month period beginning July 1, 2006 subject to the named executive officer remaining employed with us through the applicable vesting date.
     At the end of June 2007, our compensation committee approved the adoption of the long-term incentive program for fiscal 2008, which we refer to as the LTIP. The LTIP is intended to achieve the following objectives:
•	to enhance our ability to attract and retain desired talent;

•	to reward both achievement of annual goals as well as sustained performance over time;

•	to align executives’ interests with shareholders’ interests;

•	to limit shareholder dilution;

•	to assist executives in planning for retirement.
     A number of alternatives were considered for the LTIP and after evaluating the various alternatives in light of our long-term incentive compensation objectives, the following three components were selected by our compensation committee:
•	restricted stock units;

•	long-term cash incentives; and

•	non-elective deferred compensation contributions.
     Of our named executive officers, only Messrs. Underwood, Franchuk and Mildenstein participate in the LTIP.

     The program parameters for each of the three components are as follows:
     Restricted Stock Units: Awards for fiscal 2008 are effective July 1, 2007 and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2007, thereby achieving a desired balance between short-term and long-term retention objectives for our key management and executives.
     Long-Term Cash Incentives: Awards for fiscal 2008 are effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as determined by our board for the fiscal year preceding each June 30 vesting date in the three year cycle.
     Non-Elective Deferred Compensation: Contributions for fiscal 2008 are effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as determined by our board for the fiscal year preceding each June 30 vesting date in the three year cycle.
     The compensation committee intends to review the LTIP each fiscal year to determine whether, and to what extent, awards under the LTIP will be granted in subsequent fiscal years.
     For fiscal 2008, Messrs. Underwood, Franchuk and Mildenstein received the following LTIP awards:

			Long-Term Cash		Non-Elective Deferred
Executive	Restricted Stock Units		Incentives		Compensation
Randy Underwood	14,000	(1)	$200,000	(2)	$100,000	(2)
Sydney Franchuk	8,000	(1)	$120,000	(2)	$60,000	(2)
Paul Mildenstein	8,000	(1)	$120,000	(2)	$60,000	(2)

(1)	Awards are granted under our 2005 Stock Incentive Plan, are effective July 1, 2007, and vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2007, subject to the named executive officer remaining employed with us through the applicable vesting date.

(2)	Awards are effective July 1, 2007 and vest ratably on an annual basis over a three-year period, provided that we meet our strategic objectives as determined by our board for the fiscal year preceding each June 30 vesting date in the three year cycle.
     Deferred Compensation Plan
     Certain of our key executives, including our named executive officers, are eligible to participate in our executive non-qualified deferred compensation plan, which is referred to in this proxy as the Deferred Compensation Plan. The Deferred Compensation Plan provides participants with the opportunity to save and accumulate additional income on a pre-tax basis which otherwise would be lost under our tax qualified 401(k) plan on account of Internal Revenue Code provisions which limit the compensation that may be taken into account, and the benefits that may be accrued under, a qualified plan.
     Similar to a qualified 401(k) plan, the Deferred Compensation Plan enables participants to defer a percentage of their base salary and or bonus compensation and to choose how such deferred amounts are invested. Furthermore, as with our 401(k) plan, the Deferred Compensation Plan allows participants to earn a rate of return, based on the participant’s investment elections, on their account balance on a tax-deferred basis. In addition, the Deferred Compensation Plan offers the flexibility of saving for retirement or for a shorter period of time. From time-to-time, we may make discretionary contributions to the Deferred Compensation Plan on the executive’s behalf. These contributions are subject to vesting conditions as established by our board. In fiscal 2008, discretionary contributions to our named executive officers will be made pursuant to our LTIP, as described above.
     New Employment Agreement with our Chairman and Chief Executive Officer
     Following the completion of fiscal 2007, we entered into discussions with Mr. Weiss, our Chairman and Chief Executive Officer, regarding the renewal of his employment agreement, the term of which was to expire in

December 2007. In contemplation of these discussions, the compensation committee of the board engaged Frederic W. Cook & Co., Inc., which we refer to as Cook, a nationally recognized independent executive compensation consultant, to conduct an assessment of the competitiveness of the total compensation package for our Chairman and Chief Executive Officer. Cook provided our compensation committee with relevant market data based on our selected peer group, guidance to determine which compensation alternatives were available to the Company and assistance with the negotiation of Mr. Weiss’ new employment agreement. On October 5, 2007, we concluded our discussions with Mr. Weiss and entered into a new employment agreement with him.
     The compensation committee reviewed information provided by Cook, and considered its recommendations to determine the appropriate level and mix of fixed cash and incentive compensation for our Chairman and Chief Executive Officer. Based upon the overall compensation paid to chief executive officers of our peers, Mr. Weiss’ role and responsibilities, our success in meeting our financial goals during the period of time that Mr. Weiss has been our Chairman and Chief Executive Officer, including the appreciation of our common stock during such time, the board’s and the compensation committee’s assessment of Mr. Weiss’ individual performance, the length of Mr. Weiss’ employment by the Company, and Mr. Weiss’ prior compensation levels, our compensation committee determined that it would be appropriate to pay Mr. Weiss a targeted total annual compensation opportunity (based in part on Company performance) at the 62nd percentile compared to the chief executive officers of our selected peer group.
     Under the terms of his new employment agreement, Mr. Weiss will receive an annual base salary of $850,000 and an annual target bonus opportunity based on the achievement of overall corporate performance objectives, as determined by our compensation committee, equal to 100% of his base salary (with the ability to receive a maximum bonus of 150% of his base salary). In November of each year, Mr. Weiss will also be entitled to receive an annual equity award in the form of either options to purchase shares of our common stock or restricted shares of our common stock, as determined by our compensation committee in its discretion, in an amount equal to 100% of the annual bonus earned for the immediately preceding fiscal year. The number of options or restricted shares subject to this annual equity award will be determined by dividing the target dollar value to be granted by the fair value of the award, as determined in accordance with generally accepted accounting principles. The annual equity award will vest in equal annual installments over three years, subject to acceleration in the event Mr. Weiss’ employment is terminated without Cause, for Good Reason or as a result of his death, Disability or Retirement (all as further defined in his employment agreement). Mr. Weiss will receive his fiscal 2008 equity award on or about November 15, 2007. The number of shares of our common stock subject to this award will be determined in the manner described above, with reference to the annual bonus he earned for fiscal 2007, or $612,003. Notwithstanding the foregoing, we are only required to grant the equity award to the extent that, at the time of the grant, there are a sufficient number of shares authorized for issuance and permitted to be issued under an equity incentive plan that has been approved by our shareholders. If there are not sufficient shares so authorized or permitted to be issued, then we must make a grant up to the number of shares available and then award any remaining portion as soon as possible thereafter.
     In making its compensation decisions, our compensation committee compared the total target compensation opportunity against our selected peer group. In addition, our compensation committee believes that the mix between fixed cash compensation and variable performance-based compensation provided for in Mr. Weiss’ new employment agreement is consistent with our compensation objectives, namely, to align pay with corporate performance and the creation of stockholder value and to retain and motivate superior performance by compensating our Chairman and Chief Executive Officer at a level competitive with our selected peer group.
     In addition, in recognition of Mr. Weiss’ service on our board, including his service as Chairman, and in recognition of Mr. Weiss’ prior and future service to the company, Mr. Weiss will be entitled pursuant to the terms of his new employment agreement to receive a supplemental retirement benefit (which we refer to as the Capstone Award) of $300,000 per year, less applicable tax withholding, during his lifetime. Upon Mr. Weiss’ death, his spouse will be entitled to receive $150,000 per year, less applicable tax withholding, for her lifetime. The Capstone Award will become payable to Mr. Weiss (and/or his spouse) in the event his employment with us (i) terminates due to his Retirement (as further defined in his employment agreement), or (ii) is terminated without Cause, for Good Reason or as a result of his death or Disability. If a Change in Control occurs and the Capstone Award has already commenced, any unpaid Capstone Award shall be paid in the form of an actuarially equivalent lump sum within 60 days of such Change in Control. If upon a Change in Control the Capstone Award has not yet commenced, the Capstone Award will be paid in the form of an actuarially equivalent lump sum within 60 days of the date such benefit would have otherwise become payable. If prior to the occurrence of a Change in Control, Mr. Weiss terminates his employment with us without Good Reason (provided that such termination is not by reason of his Retirement) or we terminate his employment for Cause, neither Mr. Weiss nor his spouse will be entitled to receive any Capstone Award. Based on Cook’s assessment of the competitiveness of the total compensation package offered to Mr. Weiss compared to that of the chief executive officers of our selected peer group, our compensation committee believed that it was important to provide Mr. Weiss with this supplemental retirement benefit.
     Under Mr. Weiss’ new employment agreement, we will continue to provide him with health, welfare and tax qualified retirement benefits generally available to our other senior management employees and, in addition: (i) a monthly auto allowance, (ii) reimbursement of up to $100,000 annually for the payment of premiums for a life insurance policy on Mr. Weiss of which his designees are the beneficiaries, (iii) reimbursement of tax and financial planning costs, not to exceed $10,000 annually, (iv) uninsured medical and dental costs, not to exceed $15,000 annually, and (v) five weeks paid vacation.
     In addition to the changes described above, Mr. Weiss’ new employment agreement provides for certain payments upon a termination of employment and a change in control, as discussed in more detail below under the heading “Potential Payments upon Termination or Change in Control.”
o	What do we seek to reward and accomplish through our executive compensation programs?
     We believe that our compensation programs, collectively, should enable us to attract, retain and motivate high quality executives with international experience. We provide annual bonus awards primarily to motivate key employees to meet business unit and corporate annual performance targets that take into account and enhance our performance. We evaluate our performance by reference to our annual performance targets as compared to our annual internal EBITDA goals. We design long-term incentive awards primarily to retain as well as to motivate and reward key employees over longer periods, generally ranging up to three years. Through vesting and forfeiture provisions that we include in annual awards of stock options, restricted stock and restricted stock units, long-term cash incentives and deferred compensation, we provide an additional incentive to executives to act in furtherance of our long-term and our shareholder’s interests.
o	Why have we selected each principal component of our executive compensation programs?
     We have selected programs that we have found are commonly used by international public companies, both within and outside of our industry, because we have found commonly used programs are well understood by our shareholders, our executives, executives we seek to hire and analysts and credit rating agencies. Moreover, we selected each program only after we first confirmed, with the assistance of outside professional advisors, that the program comports with settled legal and tax rules.
o	How do we determine the amount of each principal component of compensation to our executives?
     Our compensation committee exercises judgment and discretion in setting compensation for our senior executives only after it has first reviewed industry data and peer company practices, addressed targeted compensation with an independent compensation consultant, evaluated the recommendations of our Chairman and Chief Executive Officer and evaluated our corporate performance. Our compensation committee has generally attempted to set our executive compensation as a whole within the middle range of comparative pay at peer group companies as described in more detail below under the heading “To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?”
     We are currently parties to historical employment agreements with our Chairman and Chief Executive Officer, and President, which provide that their target annual bonus percentage is at a fixed rate agreed between the parties, and therefore, this component cannot be reduced at the discretion of our compensation committee. See “Employment Agreements” below for a discussion of each of these employment agreements.
o	What specific items of corporate performance do we take into account in setting compensation policies and making compensation decisions?

     Historically, achievement of our targeted EBITDA at the consolidated and business unit levels have been the primary incentive targets under our annual bonus and long-term incentive compensation programs. For purposes of determining whether annual EBITDA targets have been achieved, our compensation committee may make adjustments to our EBITDA results in any objective manner it deems appropriate in its discretion to take into account the impact of extraordinary non-recurring events such as a significant investment, disposition or acquisition.
     Additionally, under our fiscal 2008 LTIP awards, we will make payments for the long-term cash and deferred compensation components only if we meet certain strategic objectives for each applicable year as determined by our board.
o	What factors do we consider in decisions to increase or decrease compensation materially?
     As stated above under the heading “How do we determine the amount of each principal component of compensation to our executives,” we have contractual commitments with each of the named executive officers to pay a rate of base salary and annual target bonus mutually agreed upon as a result of the arms length negotiation of each named executive officer’s employment agreement with us, thereby limiting our ability to decrease those components of their compensation during the respective terms of their employment agreements. The factors that we consider in decisions to increase compensation include the individual performance of the executive, our corporate performance and the annual benchmarking initiatives as discussed throughout this Compensation Discussion and Analysis.
o	How do accounting considerations impact our compensation practices?
     Prior to implementation of a compensation program and awards under the program, we evaluate the cost of the program and awards in light of our current performance and anticipated budgeted performance. We also review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling. We designed our fiscal 2007 and fiscal 2008 programs so that overall costs fell within a budgeted dollar amount and, that the awards under those programs would be accounted for under standards governing equity-based arrangements and, more specifically, so that they would be afforded fixed treatment under those standards.
o	How do tax considerations impact our compensation practices?
     Prior to our implementation of a compensation program and awards under the program, we evaluate the Federal and international income tax consequences, both to us and to our executives, of the contemplated program and awards. Before approving a program, our compensation committee receives an explanation from our outside professionals as to the tax treatment of the program and awards under the program, and assurances from our outside professionals that the tax treatment should be respected by taxing authorities.
     Section 162(m) of the Internal Revenue Code limits our tax deduction each year for compensation to each of our Chairman and Chief Executive Officer and our four other highest paid executive officers to $1 million unless, in general, the compensation is paid under a plan that is performance-related, non-discretionary and has been approved by our shareholders. Our compensation committee monitors, and will continue to monitor, the effect of Section 162(m) on our compensation programs; however, given our significant net operating losses, we have not attempted to structure compensation to be fully deductible under Section 162(m). We do, and will continue to in the future, structure our executive compensation programs in a manner that is consistent with our compensation philosophy and objectives.
     We adopted our Deferred Compensation Plan primarily for our U.S. executives to provide them with an opportunity to save for the future without paying a current tax on the deferred amounts.
o	Why have we entered into agreements with executive officers that provide for post-employment payments following a change-in-control?
     We have found it is in our best interest to have agreements with our senior executives to assure that we will have the continued dedication and objectivity of those individuals, notwithstanding the possibility, threat or occurrence of a change in control. The agreements with our Chairman and Chief Executive Officer, President, Chief Financial Officer, and Chairman of National Money Mart Company provide for post-employment payments following a change in control as described in the “Payments upon Termination of Employment and Change in Control” section below.
     At a meeting of our board held on June 28, 2007, our compensation committee recommended and our board approved additional severance provisions applicable to Mr. Mildenstein under our Severance Pay Plan. This plan conditions Mr. Mildenstein’s entitlement to severance following a change of control upon a so-called “double trigger.” Under a double-trigger, Mr. Mildenstein will become entitled to severance only if, within a specified period following the change of control, the terms of his employment are adversely changed or he is terminated without cause. In that event, he will be entitled to receive twelve months of base salary; the equivalent of twelve months of bonus, under the Key Management Bonus Program; and all of his equity awards will become fully vested. Additionally, in the event of his termination without cause (not in connection with a change of control) or termination due to death or disability, he will be entitled to receive six months of base salary and the equivalent of six months of bonus under the Key Management Bonus Program.
o	To what extent do we benchmark total compensation and material elements of compensation and what are the benchmarks that we use?
     As discussed previously, in setting compensation for our named executive officers for fiscal 2008, our compensation committee compared the elements of total compensation to compensation provided by peer groups of industry, and financial services and broader consumer/retail services peers, preferably with international operations. Our compensation committee used peer group data primarily as a frame of reference to set executive compensation as a whole within the middle range of comparative pay at the peer group companies. As described above, for fiscal 2008, our compensation committee selected both industry and financial services peers, and broader consumer/retail services peers as we have found that such companies are frequently more reflective of the companies with which we compete for executive talent than our industry peers. These peer companies are listed in alphabetical order below:

Industry Peers	Financial Services Peers	Retail Peers
Aaron Rents, Inc *	Coinstar, Inc.	American Eagle Outfitters, Inc.
Advance America*	Compucredit Corporation*	Applebee’s International, Inc.
Cash America International,	eFunds Corporation	Cheesecake Factory, Inc.
Inc.*	Euronet Wordwide, Inc.	Denny’s Corp.
EZCorp, Inc.*	Global Cash Access Holdings, Inc.	Dick’s Sporting Goods, Inc.
First Cash Financial Services	Global Payments, Inc.	O’Reilly Automotive, Inc.
Inc.*	Jackson Hewitt Tax Services, Inc.*	Payless Shoe Source, Inc.
Rent-A-Center*	MoneyGram International, Inc.*	Ruby Tuesday, Inc.
Ocwen Financial Corp.

*	Services our customer demographic base
o	Do we have a policy regarding the recovery of awards or payments if corporate performance measures upon which awards or payments are based are restated or adjusted in a manner that would reduce the size of an award or payment?
     We have not adopted a policy that provides for recovery of an award if a performance measure used to calculate the award is subsequently adjusted in a manner that would reduce the size of the award. Although we have not previously experienced any such restatements or adjustments, if we were to experience such an adjustment, our compensation committee would assess the circumstances relating to the adjustment and take such actions as it believes to be appropriate.
o	What is the role of our executive officers in the compensation process?
     Our compensation committee meets periodically with our Chairman and Chief Executive Officer and our Chief Financial Officer to address executive compensation, including the rationale for our compensation programs and the efficacy of the programs in achieving our compensation objectives. Our compensation committee invites representatives of an independent compensation consulting firm (Radford) to join pertinent meetings and occasionally requests one or more members of senior management to participate in certain meetings. Through these meetings our compensation committee directs senior management and the compensation consultant to provide industry data, including levels and forms of compensation provided at peer companies, and legal, tax and financial analyses and counsel. Our compensation committee also relies on senior management to evaluate compensation programs to assure that they are designed and implemented in compliance with laws and regulations, including SEC reporting requirements. Our compensation committee principally relies on the recommendations of our Chairman and Chief Executive Officer regarding the performance of his direct reports. At meetings held in June 2007, our compensation committee received recommendations from our Chairman and Chief Executive Officer regarding salary adjustments and long-term incentive awards for our executive officers other than himself. Our compensation committee accepted these recommendations after concluding that the recommendations comported with our compensation committee’s objectives and philosophy and it’s evaluation of our performance, and industry and other supporting data.
Compensation Committee Report
     Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management and, based on the review and discussion, recommended to our board that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K. The board accepted the compensation committee’s recommendation. This report is made by the undersigned members of the compensation committee:
Kenneth Schwenke (Chair)
John Gavin
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.
Compensation Committee Process and Procedures
     Our compensation committee’s charter has been approved by our board upon the recommendation of our corporate governance and nominating committee. Our compensation committee and corporate governance and nominating committee review the charter no less frequently than annually. Under its charter, our compensation committee’s responsibilities include:
•	Review and approve our goals and objectives relating to the Chairman and Chief Executive Officer’s compensation, evaluate the performance of the Chairman and Chief Executive Officer in light of such goals and objectives, and set the Chairman and Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation.

•	In consultation with our Chairman and Chief Executive Officer, review and approve the compensation, perquisites and other benefits (including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any) for each of our executive officers, including the named executive officers, in each such case taking into account the recommendations of the Chairman and Chief Executive Officer and such other information as the compensation committee believes appropriate.

•	Periodically review and approve new compensation programs for our executive officers; review annually our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; and establish and periodically review policies for the administration of executive compensation programs.

•	Review and recommend to our board the appropriate structure and amount of compensation for the non-employee directors.

•	Establish and periodically review policies in the area of senior management perquisites.

•	Review and approve material changes in our employee benefit plans; establish criteria for the granting of options and other stock-based awards to our executive officers and other employees and review and approve the granting of options and other stock-based awards to our executive officers, including administering our 1999 stock incentive plan, our 2005 Stock Incentive Plan, our 2007 equity incentive plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; and administer our incentive and equity-based plans and programs.

•	Review and approve the terms of any employment agreement executed by us with an executive officer, including any of our named executive officers.

•	Exercise sole authority to retain, and terminate, any third party consultants to assist in the evaluation of director, Chairman and Chief Executive Officer or executive compensation and exercise sole authority to approve such consultant’s fees and other retention terms.

•	The compensation committee will annually evaluate its own performance.

•	Review the Compensation Discussion and Analysis, which we refer to as the CD&A, section to be included in our annual proxy statement or other report or filing, discuss the CD&A with our management, and recommend to our board that the CD&A be included in our annual report on Form 10-K and/or proxy statement.
     In the questions and answers set forth above under the caption “Compensation Discussion and Analysis” we have addressed the role of executive officers in the executive compensation process. See the question “What is the role of our executive officers in the compensation process?” With respect to compensation of directors, the role of our executive officers is limited to furnishing such industry data, summaries and legal and financial analyses as the compensation committee requests from time to time.
     Our compensation committee has engaged Radford to provide it with peer group and industry compensation data and advice on compensation best practices. The instructions given by our compensation committee to Radford will vary yearly but typically will include a request: (i) that the firm prepare an executive compensation peer group analysis that covers our senior executives, (ii) that the firm compile current data with regard to industry compensation trends and practices and (iii) for a recommendation as to ranges for base salary, annual incentives and long-term incentives for executives officers and directors. Pursuant to the terms of its engagement by our compensation committee, Radford is directed to recommend programs that are fair, reasonable and balanced and designed to attract, retain, motivate and reward executives for performance, while closely aligning the interests of executives with those of shareholders.

Summary Compensation Table
     The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer and each of the next three most highly compensated current executive officers whose total compensation (excluding any compensation as a result of a change in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during fiscal 2007. We refer to these persons in this proxy statement as our named executive officers.

							Non-Equity		All Other
Name and					Stock	Option	Incentive Plan		Compensation
Principal Position	Year	Salary ($)		Bonus ($)	Awards ($)(2)	Awards ($)(3)	Compensation ($)		($)(9)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(i)	(j)
Jeffrey A. Weiss, Chairman of the Board and Chief Executive Officer	2007	$775,000	(1)	—	$34,076	—	$662,003	(4)	$111,951	$1,583,030
Randy Underwood, Executive Vice President and Chief Financial Officer	2007	$311,000	(1)	—	$51,784	$100,799	$295,271	(5)	$82,907	$841,761
Donald Gayhardt, President, Secretary and Director	2007	$475,000	(1)	—	$85,194	—	$375,099	(6)	$12,642	$947,935
Sydney Franchuk, Executive Vice President and Chairman- National Money Mart Company	2007	$298,207		$108,488	$96,984	$88,199	$317,384	(7)	$39,502	$948,764
Paul Mildenstein, Senior Vice President-United Kingdom Operations	2007	$301,610		—	$45,664	$143,423	241,303	(8)	$44,082	$776,082

(1)	Includes salary deferred by the named executive officer under our Non-Qualified Deferred Compensation Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement.

(2)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2007.

(3)	The amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R) of awards pursuant to our equity compensation plans and therefore include amounts from awards granted in and prior to fiscal 2007. The valuation assumptions used in the calculation of this amount are described in Note 4 to our financial statements included in our Annual Report on Form 10-K for fiscal 2007.

(4)	Consists of (i) a $612,003 cash bonus award pursuant to an employment agreement, which is determined solely based on the extent to which we achieved our fiscal 2007 consolidated targeted annual earnings before income taxes, depreciation and amortization, which we refer to in this proxy statement as EBITDA objectives, and (ii) the vesting of $50,000 of the $150,000 company contribution to a non-qualified deferred compensation plan. The $150,000 company contribution to the non-qualified deferred compensation plan was a discretionary award that was granted on September 27, 2006. This award vests monthly over 36 months beginning July 31, 2006.

(5)	Consists of (i) a $270,271 cash bonus award pursuant to our Key Management Bonus Program, which is determined solely based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objectives, and (ii) the vesting of $25,000 of the $75,000 fiscal year 2006 company contribution to a non-qualified deferred compensation plan. The $75,000 company contribution to the non-qualified deferred compensation plan was awarded on March 1, 2006 and was conditioned upon achieving our fiscal 2006 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, this award vests monthly over 36 months beginning July 31, 2006.

(6)	Consists of cash bonus awards pursuant to an employment agreement and is determined solely based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objectives.

(7)	Consists of (i) a cash bonus of $65,804 pursuant to the Key Management Bonus Program, which was determined in part based on the extent to which Mr. Franchuk’s assigned business unit achieved its fiscal 2006 targeted EBITDA objectives and in part based on the extent to which we achieved our fiscal 2006 consolidated targeted EBITDA objective, (ii) a cash bonus of $226,580 pursuant to our Key Management Bonus Program, which was determined in part based on the extent to which Mr. Franchuk’s assigned business unit achieved its fiscal 2007 targeted EBITDA objectives and in part based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objective, and (iii) the vesting of $25,000 of the $75,000 fiscal year 2006 company contribution to a non-qualified deferred compensation plan. The $75,000 company contribution to the non-qualified deferred compensation plan was awarded on March 1, 2006 and was conditioned upon achieving our fiscal 2006 consolidated pre-tax income objectives. We achieved these objectives and, accordingly, this award vests monthly over 36 months beginning July 31, 2006.

(8)	Consists of (i) a cash bonus of $216,303 pursuant to our Key Management Bonus Program, which was determined in part based on the extent to which Mr. Mildenstein’s assigned business unit achieved its fiscal 2007 targeted EBITDA objectives and in part based on the extent to which we achieved our fiscal 2007 consolidated targeted EBITDA objective, and (ii) the vesting of $25,000 of the $75,000 fiscal year 2006 restricted cash award. The $75,000 cash award was granted on March 1, 2006 and was conditioned upon achieving our fiscal 2006 consolidated targeted pre-tax income objectives. We achieved these objectives and, accordingly, this award vests monthly over 36 months beginning July 31, 2006.

(9)	Includes the following additional compensation:

				Discretionary
				Deferred
	401(k)	Retirement Plan		Compensation	Life
Name	Match	Contributions		Contributions	Insurance*	Perquisites**
Jeffery A. Weiss	$8,355	—		—	$29,845	$73,751
Randy Underwood	$4,932	—		$2,567	—	$75,408
Donald Gayhardt	$3,355	—		$4,145	—	$5,142
Sydney Franchuk	—	$29,691	@	—	—	$9,811
Paul Mildenstein	—	$15,081	#	—	—	$29,001

@	This amount represents our annual contribution, equal to ten percent of his base salary, to Mr. Franchuk’s personal “registered” retirement plan, a form of tax favored retirement arrangement under Canadian law.

#	This amount represents our annual contribution under the Dollar Financial UK Limited pension plan, equal to five percent of his base salary, as required pursuant to the terms of his employment agreement.

*	Consists of premiums paid by us in fiscal 2007 for a life insurance policy for which we are not the named beneficiary under this policy.

**	Includes the following perquisites:

		Country	Housing	Benefits	Personal
Name	Automobile (a)	Club (b)	Allowance (c)	Allowance	Expenses (e)
Jeffery A. Weiss	$7,350	$38,110	$—	$—	$28,291
Randy Underwood	21,500	—	28,500	25,408	—
Donald Gayhardt	5,142	—	—	—	—
Sydney Franchuk	9,811	—	—	—	—
Paul Mildenstein	29,001	—	—	—	—

(a)	Includes the personal benefits associated with the use of a car paid by us in the case of Messrs. Weiss, Gayhardt and Franchuk. In calculating these benefits, we took the annual cost of the car to the company (which included its depreciation, insurance premiums, maintenance and repair and fuel costs) and multiplied it by the percent of personal use claimed by the executive. Messrs. Underwood and Mildenstein received an annual car allowance for the amounts shown.

(b)	Includes the personal benefits associated with the use of country club memberships paid by us. In calculating this benefit, we took the annual cost of the applicable country club membership and multiplied it by the percent of personal use claimed by the executive.

(c)	Mr. Underwood receives a monthly housing allowance. The current housing allowance is $3,000 per month.

(d)	Mr. Underwood receives a monthly benefits allowance for the reimbursement of life and long term disability insurance premiums. The current benefits allowance is $1,890 per month.

(e)	Represents personal tax and legal services paid by us for Mr. Weiss.

Grants of Plan Based Awards
     The following table sets forth information regarding grants of plan based awards to our named executive officers for the year ended June 30, 2007 and representing the threshold, target and maximum payouts designated under our annual bonus plans discussed above under “Compensation Discussion and Analysis”.

									All Other	All Other
									Stock	Option	Exercise
									Awards:	Awards:	or Base	Grant Date
									Number of	Number of	Price of	Fair Value
									Shares of	Securities	Option	of Stock
	Grant	Estimated Future Payments Under			Estimated Future Payouts Under				Stock	Underlying	Awards	and Option
Name	Date	Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards				or Units (#)	Options (#)(3)	($/Sh)	Awards(4)
		Threshold	Target	Maximum	Threshold	Target		Maximum
		($)	($)	($)	(#)	(#)		(#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)	(k)	(l)
Jeffrey A.Weiss	7/1/06	$271,250	$542,500	$910,625	—			—	—	—	—	—
	9/27/06	—	—	—	—	—		—	4,757 (5)	—	—	$102,225

Randy Underwood	7/1/06	$93,300	$186,600	$373,200	—	5,000	(6)	—	—	—	—	—
	9/8/06	—	—	—	—	—		—	—	20,000	$19.80	$204,900

Donald Gayhardt	7/1/06	$166,250	$322,500	$558,125	—			—	—	—	—	—
	9/27/06	—	—	—	—	—		—	11,893 (5)	—	—	$255,581

Sydney Franchuk	7/1/06	$83,409	$166,817	$333,635	—	4,000	(6)	—	—	—	—	—
	9/8/06	—	—	—	—	—		—	—	17,500	$19.80	$179,288
	4/9/07	—	—	—	—	—		—	10,000 (2)	—	—	$256,600

Paul Mildenstein	7/1/06	$75,403	$150,805	$301,610	—	4,000	(6)	—	—	—	—	—
	9/8/06	—	—	—	—	—		—	—	17,500	$19.80	$179,288

(1)	Includes the 2007 threshold, target and maximum payouts designated under our Key Management Bonus Program discussed above in the “Compensation Discussion and Analysis” section.

(2)	Grant of restricted stock pursuant to Mr. Franchuk’s April 9, 2007 employment agreement. This award vests monthly over 30 months beginning January 1, 2007.

(3)	Includes Non-Qualified Stock Option grants with an exercise price not less than 100% of the fair market value which is the closing stock price on the day on which our board ratifies the grant. Awarded options vest monthly over 36 months beginning July 31, 2006.

(4)	This column shows the full grant date fair value of restricted stock and non-qualified stock options under SFAS 123(R) granted to our named executive officers during fiscal 2007. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For restricted stock, fair value is calculated using the closing price of our common stock on the grant date. For non-qualified stock options, fair value is calculated using the valuation assumptions described in Note 4 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(5)	Discretionary grant of restricted stock. This award vests monthly over 36 months beginning July 31, 2006.

(6)	Grant of restricted stock based upon our achievement of certain financial objectives for fiscal 2007. These awards vest in equal monthly installments over 24 months beginning July 1, 2007.
Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table
     As required by SEC disclosure rules, the “Summary Compensation Table” and the “Grants of Plans-Based Awards Table” above both reflect not only compensation earned and paid in fiscal 2007, but also amounts representing the opportunity to earn future compensation under performance-driven compensation incentives that may be forfeited based on future performance and/or time vesting. As a result of mixing compensation earned/paid and contingent compensation, the “total” shown in the “Summary Compensation Table” includes amounts that the named executives may never receive.

     We have current employment agreements with each of our named executive officers. The material terms of each employment agreement are summarized below, except that termination payments provided under each agreement are summarized below under the heading “Potential Payments Upon Termination or Change of Control.” In addition, pursuant to each employment agreement, each named executive is eligible to receive annual cash incentive awards if performance objectives established by our board and/or compensation committee are met and to receive future equity grants under such long-term incentive programs as we may maintain from time to time. These employment agreements also include certain other customary benefits, including participation in all employee compensation plans and welfare benefit plans and personal benefits, as described in the “Compensation Discussion and Analysis.”
     Jeffrey A. Weiss
     As discussed more fully above in the section titled “Compensation Discussion and Analysis,” following the completion of fiscal 2007, we entered into a new employment agreement with Mr. Weiss, our Chairman and Chief Executive Officer. Mr. Weiss’ prior employment agreement, which was entered into on December 19, 2003, was set to expire on December 19, 2007. The initial term of Mr. Weiss’ new employment agreement expires on December 31, 2010 after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal. The material terms of Mr. Weiss’ new employment agreement are discussed in detail above in the section titled “Compensation Discussion and Analysis” under the heading “New Employment Agreement with our Chairman and Chief Executive Officer.”
     Under the terms of his prior employment agreement, Mr. Weiss was entitled to receive a minimum base salary of $675,000, subject to annual increases at the discretion of our board, and an annual bonus of up to 117.5% of his base salary for the applicable fiscal year, if our specified EBITDA targets, as determined by our board, were achieved for that year. The amounts shown in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table,” above, reflect the amounts owed to Mr. Weiss under the terms of his prior agreement.
     Randy Underwood
     We entered into a new employment agreement with Mr. Underwood on April 9, 2007, that provides for his continued employment as our Executive Vice President and Chief Financial Officer. Under his agreement, Mr. Underwood will receive an annual base salary of at least $311,000, subject to annual increases at the discretion of our board, and an annual target bonus of up to 120% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or compensation committee, are met for that year.
     Donald Gayhardt
     We entered into an employment agreement with Mr. Gayhardt on December 19, 2004, that provided for employment as our President. The initial term of Mr. Gayhardt’s employment agreement expires on December 19, 2007, after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal. Under his agreement, Mr. Gayhardt will receive an annual base salary of at least $400,000, subject to annual increases at the discretion of our board, and an annual bonus of up to 117.5% of his base salary for the applicable fiscal year, if our specified EBITDA targets, as determined by our board, are achieved for that year.
     Mr. Gayhardt’s employment agreement was subsequently amended on April 9, 2007 in order to provide him with certain additional severance benefits as discussed more fully below under the heading “Potential Payments Upon Termination or Change of Control.”
     Sydney Franchuk
     On April 9, 2007, Mr. Franchuk and National Money Mart Company, one of our wholly-owned subsidiaries (which we refer to as National Money Mart), entered into an employment agreement. Mr. Franchuk’s agreement provides that he will serve as the Chairman of National Money Mart and as one of our Executive Vice-Presidents. Prior to this agreement, Mr. Franchuk served as a President of National Money Mart and as one of our Senior Vice-Presidents. The initial term of Mr. Franchuk’s agreement expires on June 30, 2009, after which time it will renew for successive one-year periods unless either party provides a notice of nonrenewal. Under his agreement, Mr. Franchuk will receive an annual base salary of $400,000 Canadian dollars and an annual target bonus of no less than 60% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or compensation committee, are met for that year. In addition, under his agreement, Mr. Franchuk received a one-time cash bonus of $125,000 Canadian dollars and was issued 10,000 restricted shares of our common stock, which vest ratably over the 30 month period commencing January 1, 2007.
     Paul Mildenstein
     We entered into a service agreement with Mr. Mildenstein on April 4, 2005, that provided for his employment as Senior Vice President-United Kingdom Operations. Under that agreement, Mr. Mildenstein was entitled to receive an annual base salary of no less than £150,000 and an annual bonus of up to 100% of his base salary for the applicable fiscal year, if specified business unit and corporate performance goals, as determined by our board or compensation committee, are met for that year.
     Mr. Mildenstein’s service agreement was subsequently amended on September 11, 2007. His amended service agreement contains terms that are substantially similar to his prior service agreement but provides him with certain additional severance benefits as discussed more fully below under the heading “Potential Payments Upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of June 30, 2007 for each of our named executive officers.

	Option Awards							Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
				Equity						Incentive	Market or
				Incentive						Plan	Payout
				Plan					Market	Awards:	Value of
				Awards:					Value of	Number of	Unearned
	Number of		Number of	Number of				Number of	Shares or	Unearned	Shares,
	Securities		Securities	Securities				Shares or	Units of	Shares, Units	Units of
	Underlying		Underlying	Underlying				Units of	Stock	or Other	Other
	Unexercised		Unexercised	Unexercised	Option		Option	Stock That	That Have	Rights That	Rights That
	Options (#)		Options (#)	Unearned	Exercise		Expiration	Have Not	Not	Have Not	Have Not
Name	Exercisable		Unexercisable(4)	Options (#)	Price ($)		Date	Vested (#)	Vested	Vested (#) (5)	Vested ($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Jeffrey A. Weiss	210,283	(1)	—	—	$11.70	(6)	4/27/15
	210,283	(1)	—	—	$16.00	(7)	4/27/15	3,171 (8)	$90,374	—	—

Randy Underwood	25,000	(1)	—	—	$11.70	(6)	4/27/15
	25,000	(1)	—	—	$16.00	(7)	4/27/15
	6,667	(4)	13,333	—	$19.80		9/8/16	—	—	7,563	$215,546

Donald Gayhardt	31,920	(2)	—	—	$10.09		1/6/14
	172,050	(1)	—	—	$11.70	(6)	4/27/15
	172,050	(1)	—	—	$16.00	(7)	4/27/15	7,928 (8)	$225,948	—	—

Sydney Franchuk	5,833	(4)	11,667	—	$19.80		9/8/16	8,000 (9)	$228,000	6,563	$187,046

Paul Mildenstein	8,000	(3)	32,000	—	$11.23		7/4/15
	5,833	(4)	11,667	—	$19.80		9/8/16	—	—	6,563	$187,046

(1)	On June 28, 2005, our board accelerated the vesting for all stock options with an expiration date of April 27, 2015. In the case of such options held by Messrs. Weiss and Gayhardt, the acceleration was conditioned upon each executive’s agreement to the imposition of certain transfer restrictions on the shares acquired upon exercise of those options. The transfer restrictions lapse ratably, in three equal annual installments commencing on June 30, 2005.

(2)	This option award became fully vested on January 28, 2005, in connection with our initial public offering of our common stock.

(3)	This option award vests annually over five years commencing on the one year anniversary of the date of grant which was July 4, 2005.

(4)	These option awards vest monthly over three years beginning July 31, 2006.

(5)	Unvested shares at June 30, 2007 will vest ratably each month during fiscal 2008 and the fiscal year to end on June 30, 2009.

(6)	Non-Qualified Stock Option grants with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

(7)	Non-Qualified Stock Option grants with an exercise price greater than 100% of the fair market value of our common stock on the date of grant.

(8)	Discretionary grant of restricted stock on September 27, 2006. These restricted stock awards vest monthly over 36 months beginning July 31, 2006.

(9)	Grant of restricted stock pursuant to Mr. Franchuk’s April 9, 2007 employment agreement. This award vests monthly over 30 months beginning January 1, 2007.

Options Exercised and Stock Vested
     The following table sets forth certain information regarding the exercise of stock options by our named executive officers during the year ended June 30, 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey A. Weiss	—	—	1,586	$41,147
Randy Underwood	—	—	1,283	$33,287
Donald Gayhardt	400,681	$8,217,148	3,965	$102,878
Sydney Franchuk	70,500	$1,451,102	3,283	$91,827
Paul Mildenstein	—	—	1,283	$33,287
Non-Qualified Deferred Compensation
     The following table sets forth the amounts for each plan for the year ended June 30, 2007.

	Executive	Company	Aggregate	Aggregate/	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY ($)(2)	Last FY ($)	FY ($)(3)	Distributions ($)	FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Jeffrey A. Weiss	$115,430	$147,825	$32,852	—	$895,084
Randy Underwood	$43,314	$76,442	$44,442	—	$261,456
Donald Gayhardt	$133,620	$4,085	$97,179	—	$672,192
Sydney Franchuk	—	$62,500	$6,380	—	$68,880
Paul Mildenstein (1)	—	—	—	—	—

(1)	Mr. Mildenstein does not participate in any non-qualified deferred compensation plan.

(2)	Participants in the Non-qualified Deferred Compensation Plan can defer 50% of base salary and 100% of cash bonuses.

(3)	Executives invest monies in their deferred compensation accounts using investment vehicles with investment risk profiles similar to those offered in our 401(k) plan. Earnings will depend on what investment decisions the named executive officers make.

Potential Payments upon Termination or Change in Control
     We have entered into agreements with each of our named executive officers that provide payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our named executive officers upon: (i) an involuntary termination with “cause;” (ii) a voluntary resignation; (iii) a termination due to death; (iv) a termination due to disability; (v) retirement; (vi) an involuntary termination without “cause;” (vii) a resignation for “good reason;” and (viii) a termination without “cause” or resignation for “good reason” following a change in control. The amounts shown assume that such termination was effective as of June 29, 2007, the last business day of our fiscal year, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time the events described above actually occur.
     General Amounts Due Upon Termination. Generally, upon a termination of employment for any reason, each named executive officer is entitled to receive an immediate cash payment of certain accrued obligations, including:
•	base salary through the date of termination, to the extent not paid;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.
     These payments and benefits are in addition to any regular retirement benefits the named executive officers are entitled to receive under our 401(k) plan and, if so elected, by the named executive officer, payment of their account balances under our Deferred Compensation Plan.
     Jeffrey A. Weiss
     The following describes the potential payments to Mr. Weiss upon a termination of employment or change of control pursuant to the terms of his new employment agreement.
     Termination Without “Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Weiss may be terminated by us without “cause” or he may resign for “good reason.”
     Mr. Weiss’ employment may be terminated by us for “cause” upon the occurrence of any of the following: (i) his willful and continued failure to substantially perform his material duties for us; (ii) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude; or (iii) his willful gross neglect which causes material harm to us or our business or his willful and material misconduct relating to our business.
     Mr. Weiss may resign for “good reason,” after providing us with 30 days written notice of his intention to do so, upon the occurrence of any of the following: (i) any material diminution in his authorities, duties or responsibilities; (ii) any change in the reporting structure so that Mr. Weiss reports to another of our officers or employees instead of directly to our board; (iii) any material diminution in his base salary or target bonus opportunity; or (iv) any material breach of the employment agreement committed by us or any of our affiliates.
     Upon a termination of employment by us without “cause” or Mr. Weiss’ resignation for “good reason,” Mr. Weiss will be entitled to the following payments and/or benefits:
•	Continuation of his base salary as in effect at the time of termination, for a period of 24 months following termination of employment, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	Two times his annual target bonus, payable in 24 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	A pro-rata portion of his target annual bonus for the year of termination of employment, such amount payable in a lump sum;

•	Continued contribution by us to the cost of coverage under our group health plan for a period of 24 months or, if shorter, the maximum period of time allowable under COBRA. In the event Mr. Weiss’ eligibility for COBRA coverage expires sooner than 24 months following the termination of his employment, we will make payments to him, on an after-tax basis, of an amount equal to the premium we would have otherwise contributed to COBRA had he been eligible for the entire 24-month period;

•	Accelerated vesting of his outstanding equity awards and, if applicable, his equity awards will remain exercisable for a period of 24 months following his termination of employment or, if shorter, the remainder of the equity award’s original term or the 10th anniversary of the date of grant; and

•	Commencement of the payments due pursuant to his Capstone Award.
     Death or Disability. In the event that Mr. Weiss’ employment terminates due to his death or disability, he will be entitled to the same payments and/or benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that (i) he will not be entitled to receive Base Severance or Bonus Severance and (ii) any unvested equity award granted pursuant to Mr. Weiss’ new employment agreement which otherwise would have vested during the one year period following his termination of employment, will become immediately vested upon such termination and, if applicable, will remain exercisable for a period of 24 months following his termination of employment or, if shorter, the remainder of the equity award’s original term or the 10th anniversary of the date of grant.
     Retirement. Under the terms of his employment agreement, Mr. Weiss may terminate his employment by reason of “retirement,” which, for purposes of his employment agreement means, any voluntary termination of employment on or after December 31, 2010, or a termination by us for any reason after December 31, 2012.
     In the event of Mr. Weiss’ retirement, he will be entitled to receive the same payments and/or benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that (i) he will not be entitled to receive Base Severance or Bonus Severance and (ii) his pro-rata bonus payment will be determined with respect to the annual bonus he otherwise would have been entitled to receive but for his termination based on our actual performance for the year of termination.
     Termination Following a Change in Control. In the event Mr. Weiss’ employment is terminated by us without “cause” or he resigns for “good reason” within 24 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason,” except that his Base Severance and Bonus Severance will be paid to him at one time within 60 days following his termination of employment.
     In addition to the benefits described above, in the event that it is determined that any payment by us to or for the benefit of Mr. Weiss would be a so-called “golden parachute payment” and, therefore, result in the imposition on Mr. Weiss of an excise tax under Section 4999 of the Code, Mr. Weiss shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable. We refer to this payment as the Parachute Gross-up Payment. However, if the imposition of the excise tax could be avoided by the reduction of payments due to Mr. Weiss by an amount of 10% or less, then the total of all such payments will be reduced to an amount $1.00 below the amount that would otherwise cause an excise tax to apply and no Parachute Gross-up Payment will be made;
     The “change in control” provisions of Mr. Weiss’ employment agreement will be triggered upon the first to occur of:
•	a sale or transfer of substantially all of the assets of either the company or Dollar Financial Group, Inc., which we refer to in this proxy statement as DFG, in any transaction or series of related transactions (other than sales in the ordinary course of business);

•	any person becoming a beneficial owner of twenty five percent (25%) or more of either the then outstanding shares of our stock or the combined voting power of our outstanding securities;

•	any sale or series of sales of shares of the capital stock of the company by the holders thereof which results in any person or group of affiliated persons owning capital stock holding twenty five percent (25%) or more of the voting power of DFG at the time of such sale or series of sales;

•	if after the effective date of the employment agreement, the individuals who, at the beginning of such period, constitute our board cease for any reason to constitute at least a majority of our board, unless the election or nomination for election of each director who is not a director on the effective date of the employment agreement was approved by a vote of no less than a two-thirds (2/3) of the directors then still in office who are directors on the date hereof or are new directors approved by such vote;

•	any merger, consolidation or reorganization to which either the company or DFG is a party, except for an internal reorganization or a merger, consolidation or reorganization in which the company is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of our outstanding common stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own, immediately following the merger, consolidation or reorganization, capital stock holding a majority of the voting power of the company;

•	a liquidation, dissolution or sale of substantially all of our or DFG’s assets; or

•	we cease to be a company the common stock of which is publicly traded on a major United States stock exchange such as the New York Stock Exchange or NASDAQ.
     Mr. Weiss is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Weiss is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.
     Assuming one of the following events occurred on June 29, 2007, Mr. Weiss’ payments and benefits have an estimated value of:

Value of
Restricted
				Change in					Welfare	Stock	Parachute
	Salary			Control	Pro-Rata		Capstone		Benefit	Subject to	Gross-up
	Continuation	Bonus		Severance	Annual Bonus		Award		Continuation	Acceleration	Payment
For Cause	—	—		—	—		—		—	—	—
Voluntary Resignation (without Good Reason)	—	—		—	—		—		—	—	—
Without Cause or for Good Reason	$1,700,000 (1)	$1,700,000	(2)	—	$850,000	(3)	$3,735,397	(4)	$17,916 (5)	$90,374 (6)	—
Without Cause or for Good Reason Following a Change in Control	—	—		$3,400,000 (7)	$850,000	(3)	$3,735,397	(4)	$17,916 (5)	$90,374 (6)	$2,315,200

										Value of
										Restricted
			Change in					Welfare		Stock	Parachute
	Salary		Control	Pro-Rata		Capstone		Benefit		Subject to	Gross-up
	Continuation	Bonus	Severance	Annual Bonus		Award		Continuation		Acceleration	Payment
Death	—	—	—	$850,000	(3)	$3,735,397	(4)	$17,916	(5)	$45,192 (8)	—
Disability	—	—	—	$850,000	(3)	$3,735,397	(4)	$17,916	(5)	$45,192 (8)	—
Retirement	—	—	—	$850,000	(9)	$3,735,397	(4)	$17,916	(5)	$90,374 (6)	—

(1)	This amount represents the continuation of Mr. Weiss’ base salary for 24 months.

(2)	This amount represents two times Mr. Weiss’ annual target bonus.

(3)	This amount represents the annual target bonus payable to Mr. Weiss. Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.

(4)	This amount represents the present value of Mr. Weiss’ Capstone Award as of June 29, 2007.

(5)	This amount represents our portion of the premium payments for 24 months of health coverage.

(6)	This amount represents the value of unvested grants of an aggregate of 3,171 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.

(7)	This amount represents two times Mr. Weiss’ base salary and annual target bonus.

(8)	This amount represents the value of unvested grants of an aggregate of 1,586 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.

(9)	This amount represents the annual bonus otherwise payable to Mr. Weiss had he not experienced a termination of employment. For the purposes of this disclosure, we have assumed achievement of performance objectives at target levels. However, Mr. Weiss is entitled to payment of the annual bonus he otherwise would have earned for the fiscal year. As a result, his maximum annual bonus could be $1,275,000, which is 150% of his base salary. Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event his employment was terminated at an earlier time during the fiscal year.
     Donald F. Gayhardt
     Termination Without ‘Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Gayhardt may be terminated by us without “cause” or he may resign for “good reason.”
     Mr. Gayhardt’s employment may be terminated by us for “cause” upon occurrence of any of the following: (i) his material mismanagement or negligence in the management of our business which is not cured within 15 days of written notice thereof; (ii) his willful refusal to cure any material breach of his employment agreement or failure to perform any material obligation thereunder; (iii) his commission of an act of fraud, theft or dishonesty against our business; or (iv) his conviction of, or entry of a plea of guilty or nolo contendere to (A) a felony (other than a minor traffic violation) or (B) a crime involving moral turpitude which adversely affects his employment with us or our business.
     Mr. Gayhardt may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay compensation or benefits provided for under his employment agreement; (ii) failure of our board to elect and continue Mr. Gayhardt as our President; or (iii) any adverse change to his working condition following a “change in control.”
     Upon a termination of employment by us without “cause” or Mr. Gayhardt’s resignation for “good reason”, Mr. Gayhardt will be entitled to the payments and/or benefits described below:
•	continuation of his base salary as in effect at the time of termination for a period of 1 year;

•	a pro-rata portion of the annual bonus he would otherwise be entitled to receive had he not experienced a termination of employment; payable in a one time payment; and

•	continued coverage and participation in our group health plan for a period of 1 year.

     Resignation Without “Good Reason.” Mr. Gayhardt’s employment agreement was amended, effective April 9, 2007, to provide that in the event he resigns without “good reason” after December 19, 2007, he would be entitled to receive (i) the continuation of his base salary as in effect at the time of termination for a period of 1 year and (ii) contribution by us to the cost of health care continuation coverage under our group health plan for a period of one year.
     Termination Following a Change in Control. In the event Mr. Gayhardt’s employment is terminated by us without “cause” or if he resigns for “good reason” following a “change in control,” he will be entitled to receive any unpaid base salary for the term of his employment in a discounted one time payment.
     Mr. Gayhardt is bound by certain non-competition and non-solicitation covenants which extend for a period of two years following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Gayhardt is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.
     The “change in control” provisions of Mr. Gayhardt’s employment agreements will be triggered upon the first to occur of: (i) a person or entity other than Green Equity Investors II, L.P., or any affiliate, related party or entity controlled by Leonard Green & Partners, L.P., or sponsored fund thereof, which we refer to collectively in this proxy statement as GEI II, owns equity securities having at least 51% of the voting power of Dollar Financial Group Holdings, Inc., which we refer to in this proxy statement as Holdings, (or any successor or surviving entity); (ii) either DFG or Holdings becomes a subsidiary of an entity unaffiliated with GEI II or shall be merged or consolidated into another entity and the voting power of the surviving entity is owned at least 51% by a person or entity other than GEI II; or (iii) all or substantially all of the assets of either DFG or Holdings shall have been sold to a party or parties the equity of which is owned at least 51% by a person or entity other than GEI II.
     Assuming one of the following events occurred on June 29, 2007, Mr. Gayhardt’s payments and benefits have an estimated value of:

Value of
Restricted Stock
	Salary				Welfare Benefit	Subject to
	Continuation		Pro-Rata Bonus		Continuation	Acceleration
For Cause	—		—		—	—
Without Cause or for Good Reason	$475,000	(1)	$558,125	(2)	$8,853 (3)	—
Voluntary Resignation (without Good Reason) (4)	—		—		—	—
Without Cause or for Good Reason Following a Change in Control	$223,836	(5)	—		—	$225,948 (6)
Death	—		—		—	—
Disability	—		—		—	—

(1)	This amount represents the continuation of Mr. Gayhardt’s base salary for one year.

(2)	This amount represents the bonus payable to Mr. Gayhardt under our Key Management Bonus Program assuming achievement of all stretch performance goals. Because we are assuming that his termination of employment occurred on the last business day of our fiscal year, the amount above does not reflect any pro-ration that would occur in the event he was terminated at an earlier time during the fiscal year.

(3)	This amount represents our portion of the premium payments for 12 months of health coverage.

(4)	In the event Mr. Gayhardt resigns without “good reason” after December 19, 2007, he will be entitled to receive continuation of his base salary as in effect at the time of his termination. for a period of 12 months, such amount equal to $475,000.

(5)	This amount represents the portion of Mr. Gayhardt’s unpaid base salary, as of June 29, 2007, for the remainder of his employment term which expires on December 19, 2007. As per his employment agreement, Mr. Gayhardt is entitled to receive this amount in a discounted one time payment (i.e., discounted for the number of days remaining in his employment term as of his date of termination). For purposes of this disclosure, the amount shown above shows the full (i.e., undiscounted) value of the payment.

(6)	This amount represents the value of unvested grants of an aggregate of 7,928 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.
     Randy Underwood
     Termination Without ‘Cause” or Resignation for “Good Reason.” Under the terms of his employment agreement, Mr. Underwood may be terminated by us without “cause” or he may resign for “good reason.”
     Mr. Underwood’s employment may be terminated by us for “cause” upon occurrence of any of the following: (i) a material breach of any promise or obligation imposed under his employment agreement; (ii) material acts of embezzlement or misappropriation of funds; (iii) a serious breach of his fiduciary obligations; (iv) his conviction of a felony, plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (v) his willful unauthorized disclosure of confidential information; (vi) an intentional violation of any of our rules, regulations or policies; (vii) any willful act materially adverse to our interests that is reasonably likely to result in material harm to us or to bring us into disrepute; or (viii) engaging in behavior that would constitute grounds for liability for harassment.
     Mr. Underwood may resign for “good reason” upon the occurrence of any of the following: (i) any failure by us to pay the compensation and benefits provided under his employment agreement or any other material breach by us of any provision of his employment agreement, after written notice by Mr. Underwood to cure such failure or breach, and failure by us to cure, within a period of fifteen (15) days following such written notice; (ii) any material adverse change in his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us made without his permission after written notice by Mr. Underwood to cure such material adverse change and failure by us to cure, within a period of fifteen (15) days following such written notice which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion or (B) relocation of his regular work address to a location more than thirty (30) miles from its location at the effective date of the employment agreement; or (iii) our failure to include him under any applicable directors’ and officers’ insurance policy provided by us after receiving written notice by Mr. Underwood and our continued failure to cure.
     Upon a termination of employment by us for “cause” or a resignation by Mr. Underwood for “good reason,” Mr. Underwood will be entitled to the following payments and/or benefits:
•	continuation of his base salary as in effect at the time of termination for a period of 12 months, payable in bi-weekly installments, the amount of which we refer to as his Base Severance;

•	an amount equal to the average of the annual bonuses he received for the prior two years, payable in 12 equal monthly installments, the amount of which we refer to as his Bonus Severance;

•	contribution by us to the cost of continued coverage under our group health plan for a period 12 months;

•	continued payment by us (or reimbursement by us) of life, disability insurance and other benefit programs that were in effect at the time of his termination for a period of 12 months. In addition, we will continue to pay for his car lease / allowance payment for 12 months; and

•	all vested equity awards will remain exercisable for a period of 12 months following his termination of employment.
     Death or Disability. In the event that Mr. Underwood’s employment terminates due to his death or disability, he will be entitled to receive the same benefits described above under Termination Without “Cause” or Resignation for “Good Reason.”
     Termination Following a Change in Control. In the event Mr. Underwood’s employment is terminated by us without “cause” or he resigns for “good reason” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination without “Cause” or Resignation for “Good Reason,” except that he will receive his Base Severance for a period of 18 months and his Bonus Severance will be increased by 50%. In addition, any unvested equity awards will be accelerated upon his termination and, if applicable, will remain exercisable for a period of 12 months following his termination of employment.
     The “Change in Control” provisions of Mr. Underwood’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.
     Mr. Underwood is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Underwood is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.
     Assuming one of the following events occurred on June 29, 2007, Mr. Underwood’s payments and benefits have an estimated value of:

							Value of Options	Value of Restricted
	Salary				Welfare Benefit		Subject to	Stock Subject to
	Continuation		Bonus		Continuation		Acceleration	Acceleration

For Cause	—		—		—		—	—
Without Cause or for Good Reason	$311,000	(1)	$253,595	(2)	$55,616	(3)	—	—
Voluntary Resignation (without Good Reason)	—		—		—		—	—
Without Cause or for Good Reason following a Change in Control	$466,500	(4)	$380,392	(5)	$83,424	(6)	$115,997 (7)	$215,546 (8)
Death	$311,000	(1)	$253,595	(2)	$55,616	(3)	—	—
Disability	$311,000	(1)	$253,595	(2)	$55,616	(3)	—	—

(1)	This amount represents the continuation of Mr. Underwood’s base salary for one year.

(2)	This amount represents the average of Mr. Underwood’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for 12 months of health, life, and disability coverage and 12 months of Mr. Underwood’s monthly auto allowance.

(4)	This amount represents the continuation of Mr. Underwood’s base salary for 18 months.

(5)	This amount represent 1.5 times the average of Mr. Underwood’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 18 months of health, life; and disability coverage and 18 months of Mr. Underwood’s monthly auto allowance.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of 13,333 shares of our common stock, based on the difference between the exercise price of the options and $28.50, the closing price of our common stock on June 29, 2007. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 7,563 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.
     Sydney Franchuk
     Termination Without “Cause” or Resignation For Good Reason. Under the terms of his employment agreement, Mr. Franchuk may be terminated by us for “cause” or he may resign for good reason.
     Although not specifically defined in his employment agreement, we may terminate Mr. Franchuk’s employment for “cause” at any time for any just cause permitted by law, without notice.
     Mr. Franchuk may resign for good reason which is defined substantially as described above with respect to Mr. Underwood’s “good reason” definition.
     Upon a termination of employment by us without “cause” or resignation by Mr. Franchuk for good reason as described above, Mr. Franchuk will be entitled to the following payments:
•	continuation of his base salary as in effect at the time of termination for the greater of (i) the completion of his initial employment term (expiring on June 30, 2009) and (ii) 1 year, payable in accordance with our normal payroll practices;

•	continuation of certain welfare benefits including group life, disability, group health and dental coverage for the remainder of his employment term; and

•	accelerated vesting of all equity awards.
     Mr. Franchuk is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Franchuk is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.
     Assuming one of the following events occurred on June 29, 2007, Mr. Franchuk’s payments and benefits have an estimated value of:

						Value of Options	Value of Restricted
	Salary			Welfare Benefit		Subject to	Stock Subject to
	Continuation		Bonus	Continuation		Acceleration	Acceleration

For Cause	—		—	—		—	—
Without Cause or for Good Reason	$598,414	(1)	—	$7,643	(2)	$101,503 (3)	$415,046 (4)
Voluntary Resignation (without Good Reason)	—		—	—		—	—
Without Cause or for Good Reason following a Change in Control	$598,414	(1)	—	$7,643	(2)	$101,503 (3)	$415,046 (4)
Death	—		—	—		—	—
Disability	—		—	—		—	—

(1)	This amount represents the continuation of Mr. Franchuk’s base salary for the completion of his initial employment term (expiring on June 30, 2009).

(2)	This amount represents our portion of the premium payments for 24 months (i.e., the period of time remaining in his initial employment term) of health and life coverage.

(3)	This amount represents the value of unvested stock options to purchase an aggregate of 11,667 shares of our common stock, based on the difference between the exercise price of the options and $28.50, the closing price of our common stock on June 29, 2007. The actual value realized will vary depending on the date the options are exercised.

(4)	This amount represents the value of unvested grants of an aggregate of 14,563 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.
     Paul Mildenstein
     Termination Without “Cause.” Under the terms of his employment agreement, Mr. Mildenstein may be terminated by us for “cause, ” which is defined substantially as described above with respect to Mr. Underwood.
     Upon a termination of employment by us without “cause,” Mr. Mildenstein will be entitled to the payments and/or benefits described below:
•	continuation of his base salary as in effect at the time of termination for a period of six months, payable in accordance our normal payroll practices, the amount of which we refer to as his Base Severance;

•	payment of an amount equal to 50% of the average of the annual bonuses he received for the prior two years, the amount of which we refer to as his Bonus Severance;

•	continuation of health benefits for six months following his termination of employment; and

•	payment (or reimbursement) by us for life and disability premiums.
     Death or Disability. In the event that Mr. Mildenstein’s employment terminates due to his disability, he will be entitled to receive the same benefits described above under Termination Without “cause.”

     Termination Following a Change in Control. In the event Mr. Mildenstein’s employment is terminated by us without “cause” within 18 months following a “change in control,” he will be entitled to receive the same benefits described above under Termination Without “Cause,” except that he will receive his Base Severance for a period of 12 months and his Bonus Severance will be increased to an amount equal to 100% of the average of the annual bonuses he received for the two prior years. In addition, any unvested equity awards will become immediately vested upon his termination of employment.
     The “Change in Control” provisions of Mr. Mildenstein’s employment agreement will be triggered upon the same events as described above with respect to Mr. Weiss.
     Mr. Mildenstein is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. Additionally, in order to receive any severance or termination payments or benefits described above, Mr. Mildenstein is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

     Assuming one of the following events occurred on June 29, 2007, Mr. Mildenstein’s payments and benefits have an estimated value of:

							Value of Options	Value of Restricted
	Salary				Welfare Benefit		Subject to	Stock Subject to
	Continuation		Bonus		Continuation		Acceleration	Acceleration

For Cause	—		—		—		—	—
Without Cause or for Good Reason	$150,805	(1)	$83,013	(2)	$2,404	(3)	—	—
Voluntary Resignation (without Good Reason)	—		—		—		—	—
Without Cause or for Good Reason following a Change in Control	$301,610	(4)	$166,026	(5)	$4,807	(6)	$654,143 (7)	$187,406 (8)
Death	$150,805	(1)	$83,013	(2)	$2,404	(3)	—	—
Disability	$150,805	(1)	$83,013	(2)	$2,404	(3)	—	—

(1)	This amount represents the continuation of Mr. Mildenstein’s base salary for six months.

(2)	This amount represents 50% of the average of Mr. Mildenstein’s annual bonus payments for the prior two years.

(3)	This amount represents our portion of the premium payments for six months of health, life and disability coverage.

(4)	This amount represents the continuation of Mr. Mildenstein’s base salary for 12 months.

(5)	This amount represent the average of Mr. Mildenstein’s annual bonus payments for the prior two years.

(6)	This amount represents our portion of the premium payments for 12 months of health, life and disability coverage.

(7)	This amount represents the value of unvested stock options to purchase an aggregate of 43,667 shares of our common stock, based on the difference between the exercise price of the options and $28.50, the closing price of our common stock on June 29, 2007. The actual value realized will vary depending on the date the options are exercised.

(8)	This amount represents the value of unvested grants of an aggregate of 6,563 shares of our common stock, based on $28.50, the closing price of our common stock on June 29, 2007.

Employee Benefit Plans
     We believe our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate qualified employees, and encourages them to devote their best efforts to our business and financial success. The material terms of our equity incentive plans are described below.
     1999 Stock Incentive Plan
     Our 1999 Stock Incentive Plan, which we refer to as our 1999 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors, as our board may determine from time to time. The following are the material terms of the 1999 plan:
     Shares Subject to Plan. Options to purchase 40,245 shares of our common stock granted under the 1999 plan were outstanding as of June 30, 2007. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.
     Administration. The plan is administered by our board. Subsequent to the closing of our initial public offering, the 1999 plan is administered by the compensation committee as designated by our board. Each member of the committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The compensation committee has authority to construe and interpret the 1999 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 1999 plan.
     Eligibility. All of our employees and directors, and in specified circumstances, our consultants and advisors are eligible to participate in the 1999 plan.
     Type of Awards. Nonqualified stock options or incentive stock options may be granted under the 1999 plan. Stock appreciation rights may also be granted in tandem with non-qualified stock options or incentive stock options granted under the 1999 plan.
     Amendment and Termination. The 1999 plan may be amended by our board, at any time, subject to stockholder approval to increase the shares of stock reserved for issuance under the 1999 plan or modify eligibility requirements.
     Exercisability, Vesting and Price of Awards. The stock options will vest at the times and upon the conditions that the compensation committee may determine. The price at which shares subject to any stock options may be purchased are reflected in each particular stock option agreement.
     2005 Stock Incentive Plan
     Our 2005 Stock Incentive Plan, which we refer to as our 2005 plan, is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the compensation committee of our board may from time to time determine. The following are the material terms of the 2005 plan:
     Shares Subject to Plan. Options to purchase 1,257,355 shares of our common stock granted under the 2005 plan were outstanding as of June 30, 2007. During fiscal 2007, our board approved the grant of 166,174 shares of restricted stock and restricted stock units and options to purchase 310,375 shares of common stock under the 2005 plan. Unexercised options or purchase rights that are subsequently reacquired by us or shares issued under the 2005 plan that are reacquired by us through forfeiture or right of repurchase, may be available for reissuance under the 2005 plan. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.
     Administration. The 2005 plan is administered by the compensation committee as designated by our board. Each member of the compensation committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The compensation committee has authority to construe and interpret the 2005 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2005 plan.
     Eligibility. All of our, DFG’s and our subsidiaries directors, officers, employees, consultants and advisors are eligible to participate in the 2005 plan.
     Type of Awards. The 2005 plan permits the compensation committee of our board to grant stock options, stock purchase rights, shares of common stock, restricted stock units or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or non-qualified stock options that do not qualify as incentive stock options. The board amended and restated the plan on June 28, 2007 to permit the issuance of restricted stock units under the plan.
     Amendment and Termination. The 2005 plan may be amended or terminated by our board, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. The 2005 plan will terminate no later than ten years after its adoption.
     Exercisability, Vesting and Price of Awards. Stock options will vest at the times and upon the conditions that the compensation committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the compensation committee, will be reflected in each particular stock purchase right agreement.

Securities Authorized for Issuance Under Equity Compensation Plans
     The following table sets forth, as of June 30, 2007, information concerning equity compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date.

	Number of		Number of securities
	securities to	Weighted-average	Remaining
	be issued	exercise price of	Available for
	upon	outstanding	Future issuance
	exercise of	options,	Under equity
	outstanding options,	warrants and	Compensation
Plan Category	warrants and rights	rights	Plans

Equity compensation Plans approved by Stockholders:

Options	1,297,600	$15.58	14,989
Restricted Shares	111,151	(a)
Restricted Stock Unit Awards Unit Awards	129,250	(a)

Equity compensation Plans not approved by Stockholders	—	—	—

Total	1,538,001	$15.58	14,989

(a)	Not applicable

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The compensation committee of our board is currently comprised of Messrs. Schwenke (Chairman) and Gavin, neither of whom is a company executive. There are no compensation committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of our board.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions during Fiscal 2007
     Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Compensation” sections of this proxy statement and the transactions described below, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.
     We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Stockholders Agreement
     We are a party to an amended and restated stockholders agreement with parties, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P., which we refer to collectively in this proxy statement as GS), Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. (which we refer to together in this proxy statement as Ares), Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. The stockholders agreement will terminate on November 13, 2013. Under the agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005. In addition, to our knowledge, GS, Ares and Green Equity Investors II, L.P. do not own any shares of our common stock and, therefore, they no longer have rights under the Stockholders’ Agreement.
     Under the Stockholders Agreement, any stockholder party to the Stockholders Agreement owning 20% or more of the outstanding shares of our common stock has the right to demand that we file a registration statement under the Securities Act covering all or a portion of the shares of common stock that it holds.
     In addition, if we propose to register any common stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, may elect to include in, or “piggyback” on, the registration all or a portion of the shares of common stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.
Our Policies Regarding Related Party Transactions
     The audit committee of our board reviews transactions where any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing, (ii) any five percent or more shareholder, or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Transactions subject to review may proceed if our audit committee finds that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, and, to they extent they involve compensation, if they are approved by our compensation committee.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee oversees the Company’s financial reporting process on behalf of our board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.
     In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2007, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independence of the independent registered public accounting firm.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2007. The Audit Committee’s recommendation was accepted by our board.
     This report is made by the undersigned members of the Audit Committee.
David Jessick (Chairman)
Clive Kahn
John Gavin
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The audit committee of our board has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2007. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the matter.
     Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, our board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and its stockholders. If our stockholders do not ratify the appointment, the audit committee will take that fact into consideration, together with such other facts as it deems relevant, in determining its next selection of an independent registered public accounting firm.
     Representatives of Ernst & Young LLP will be present at the annual meeting to make any statement they may desire and to respond to questions from stockholders.
     The board unanimously recommends that stockholders vote FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008.
Fees to Independent Registered Public Accounting Firm
     Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the fiscal year ended on June 30, 2006, which we refer to in this proxy statement as fiscal 2006, and fiscal 2007:

	Fiscal 2006	Fiscal 2007
Audit Fees	$1,669,000	$1,669,000
Audit-Related Fees	$26,000	$32,000
Tax Fees	$264,000	$211,000
All Other Fees	$1,500	$2,600
     Audit Fees. Audit fees for fiscal 2007 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, fees for our public follow-on offering of equity and fees for the convertible note offering, attestation services related to the company’s internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit fees for fiscal 2006 were for professional services rendered for the audits of the company’s consolidated financial statements, review of the interim consolidated financial statements included in the quarterly reports, fees for the company’s public follow-on offering of equity and fees for the public debt offering and exchange by DFG, attestation services related to our internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and services that generally only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.
     Audit-Related Fees. During fiscal 2007 and fiscal 2006, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2007 and 2006 were related to the audit of our 401(k) plan.
     Tax Fees. Tax fees for fiscal 2007 and fiscal 2006 were for compliance, tax advice, and tax planning.

     All Other Fees. Fees for other services provided during fiscal 2007 were for online research services and continuing education courses. Fees for other services provided during fiscal 2006 were for online research services.
     Pre-Approval of Services. All services provided by Ernst & Young LLP were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee in compliance with applicable Securities and Exchange Commission requirements.
     We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

PROPOSAL 3: ADOPTION OF THE DOLLAR FINANCIAL CORP. 2007
EQUITY INCENTIVE PLAN
     We are asking our stockholders to vote on a proposal to approve the adoption of the 2007 Equity Incentive Plan, which we refer to as the 2007 equity incentive plan, pursuant to which 2,500,000 shares of our common stock will be reserved for issuance. The 2007 equity incentive plan was adopted by our board of directors on October 5, 2007, subject to stockholder approval at the 2007 annual meeting, and is intended to serve as a successor to the 1999 plan and 2005 plan. Stockholder approval of the 2007 equity incentive plan will not affect any options or stock issuances outstanding under the 1999 plan or 2005 plan at the time of the Annual Meeting.
     Incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2007 equity incentive plan to provide us with more flexibility in designing equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance awards. Accordingly, with the 2007 equity incentive plan, we will have a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.
     The principal terms and provisions of the 2007 equity incentive plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2007 equity incentive plan and is qualified in its entirety by reference to the complete text of the 2007 equity incentive plan which is included in Exhibit B to the accompanying proxy statement.
Summary of 2007 Equity Incentive Plan
     Plan Administration. The 2007 equity incentive plan will be administered by our board of directors or the compensation committee of our board. The term “plan administrator,” as used in this summary, will mean our board or compensation committee to the extent each such entity is acting within the scope of its administrative authority under the 2007 equity incentive plan.
     Eligibility. Officers and employees, non-employee members of our board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the 2007 equity incentive plan.
     Securities Subject to 2007 Equity Incentive Plan. 2,500,000 shares of our common stock will be reserved for issuance over the term of the 2007 equity incentive plan. However, no more than 1,250,000 shares may be subject to stock awards or restricted stock unit awards.
     No participant in the 2007 equity incentive plan may receive awards denominated in shares for more than 500,000 shares of our common stock in any single fiscal year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 500,000-share limitation for purposes Section 162(m) of the Internal Revenue Code. Such limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of options or stock appreciation rights granted under the 2007 equity incentive plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under stock awards, restricted stock unit awards or performance awards may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed below.
     The shares of common stock issuable under the 2007 equity incentive plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.
     Shares subject to outstanding awards under the 2007 equity incentive plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards and any unvested shares issued under the 2007 equity incentive plan that are subsequently surrendered or forfeited will be available for subsequent issuance under the 2007 equity incentive plan.
     Types of Awards. The 2007 equity incentive plan allows for the grant of options, stock appreciation rights, stock awards, restricted unit awards and performance awards.
     Stock Options and Stock Appreciation Rights. Under the 2007 equity incentive plan, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.
     Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. In addition, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives. Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares.
     Stock appreciation rights allow the holder to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stock appreciation right is granted, and the right may not have a term in excess of ten years.
     The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time.
     Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
     Stock Awards and Restricted Stock Unit Awards. Shares may be issued under the 2007 equity incentive plan subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. We may issue restricted stock units which entitle the recipients to receive shares (or an amount in cash based on the value of the shares) upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us. The 2007 equity incentive plan administrator will have complete discretion under the program to determine which eligible individuals are to receive stock or restricted stock unit awards under the 2007 equity incentive plan, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

     Performance Awards. Performance awards issued under the 2007 equity incentive plan will vest upon the attainment of performance objectives over a specified performance period, all as established by the plan administrator at the time of the award. Performance awards may be paid in cash, shares of common stock or other property. The plan administrator will have complete discretion to determine which eligible individuals are to receive performance awards under the 2007 equity incentive plan, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting and payment schedule (if any) to be in effect for the award and the cash consideration (if any) payable per share.
     In order to assure that the compensation attributable to one or more award made under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: net sales; net revenue; pretax income; pro forma pretax income; pretax income before allocation of corporate overhead and bonus; budget; cash flow; net income or earnings per share; net income or operating income; return on shareholders’ equity; return on assets, capital or investment; the price of our common stock or any of our other publicly-traded securities; market share; gross profits; operating margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation; operating income before depreciation and amortization; sales or revenue targets; capital or investment; cash flow; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to our business operations; completion of targeted acquisitions; entry into new markets; development of new products and services; measures of customer satisfaction; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. Such performance goals may be stated with respect to us as a whole, or with respect to a specified subsidiary, division or other operational unit. Moreover, such performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. The measurement of the achievement of any of these goals will be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals were established; provided, however, to the extent specified by the plan administrator at the time the performance goals are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The plan administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis. Equitable adjustments will be made to any performance goal related to our common stock (e.g., earnings per share) to reflect changes in corporate capitalization, such as stock splits and reorganizations.
     Outstanding performance awards will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

     Stock Awards—2005 Plan
     We anticipate granting equity awards to our officers, employees and non-employee directors upon adoption of the 2007 equity incentive plan by our stockholders. However, the benefits or amounts of such awards have not yet been determined, other than the awards to Mr. Weiss described in the “Compensation Discussion and Analysis” section of this proxy statement. Similar awards were granted in fiscal 2007 to our named executive officers pursuant to our 2005 plan. The number of shares of common stock subject to options granted under the 2005 plan during fiscal 2007 to our named executive officers, other officers and our non-employee directors, together with the weighted average exercise price per share in effect for such grants were as follows:

	Number of Shares	Weighted Average
	Underlying Options	Exercise Price Per
Name and Position	Granted (#)	Share ($)
Jeffrey A. Weiss	0	—
Randy Underwood	20,000	$19.80
Donald Gayhardt	0	—
Sydney Franchuk	17,500	$19.80
Paul Mildenstein	17,500	$19.80

All current executive officers as a group (11 Section 16 officers, 9 received options)	165,000	$20.99

Directors:
Jeffrey A. Weiss	0	—
Donald Gayhardt	0	—
David Golub	15,000	$27.04
David Jessick	15,000	$27.04
Kenneth Schwenke	16,875	$27.04
John Gavin	7,500	$29.14
Clive Kahn	7,500	$29.14

All current non-employee directors as a group (5 persons)	61,875	$27.55

All employees, including current officers who are not executive officers, as a group (34 non executive officers received options)	83,500	$19.73
     The number of shares of common stock subject to direct stock awards (vested or unvested) made under the 2005 plan during fiscal 2007 to our named executive officers, other officers and our non-employee directors, in effect for such grants were as follows:

Number of Shares Subject to Direct Stock
Name and Position	Award (#)
Jeffrey A. Weiss	4,757
Randy Underwood	0
Donald Gayhardt	11,893
Sydney Franchuk	10,000
Paul Mildenstein	0

All current executive officers as a group (11 Section 16 officers, 5 received shares)	34,424

Directors:
Jeffrey Weiss	4,757
Donald Gayhardt	11,893
David Golub	0
David Jessick	0
Kenneth Schwenke	0
John Gavin	0
Clive Kahn	0

All current non-employee directors as a group (5 directors, none received shares)	0

All employees, including current officers who are not executive officers, as a group (4 non-executive officers received shares)	2,500
     New Plan Benefits
     No awards will be made under the 2007 equity incentive plan at any time prior to stockholder approval of the plan at the annual meeting.

General Provisions
     Change in Control. In the event of a change in control or a sale of a subsidiary or business, the plan administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options and stock appreciation rights are exercisable; (ii) accelerate any vesting schedule to which an award is subject; (iii) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the awards or grant replacement awards with appropriate adjustments in the purchase and base prices and in the number and kind of securities issuable under the awards; (iv) assign any repurchase rights to the surviving or successor entity or purchaser entity or parent thereof; (vi) cancel awards upon payment to the participants in cash, with respect to each award to the extent then exercisable or vested, of an amount equal to the excess of the fair market value of the common stock over the price payable for the shares subject to the award; or (vii) make such other adjustments to the consideration issuable upon exercise or vesting of the awards and other terms of the awards as the plan administrator deems appropriate in its sole and absolute discretion.
     The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).
     Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin-off transaction (resulting in a substantial reduction in the value of outstanding shares of the common stock), extraordinary corporate distribution or other similar transactions, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2007 equity incentive plan; (ii) the maximum number and/or class of securities that may be issued as stock or restricted stock unit awards; (iii) the maximum number and/or class of securities for which any one person may be granted awards under the 2007 equity incentive plan per fiscal year; (iv) the number and/or class of securities and the exercise price or base price per share in effect for outstanding options and stock appreciation rights and (v) the number and/or class of securities subject to each outstanding stock, restricted stock unit and performance award. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2007 equity incentive plan or the outstanding awards thereunder.
     Valuation. The fair market value per share of our common stock on any relevant date under the 2007 equity incentive plan will be deemed to be equal to the closing selling price per share on that date on Nasdaq. On October 1, 2007, the fair market value per share of our common stock determined on such basis was $29.40.
     Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-qualified options under the 2007 equity incentive plan so that those options will be transferable during optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stock appreciation rights will be subject to the same transferability restrictions applicable to non-qualified options.
     A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2007 equity incentive plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to a restricted stock unit or performance share award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or performance awards, subject to such terms and conditions as the plan administrator may deem appropriate.

     Special Tax Election. The plan administrator may provide one or more holders of awards under the 2007 equity incentive plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.
     Amendment and Termination. Our board may amend or modify the 2007 equity incentive plan at any time; provided, however, that stockholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the 2007 equity incentive plan (other than in connection with certain changes to our capital structure as explained above), materially increases the benefits accruing to participants, materially expands the class of individuals eligible to participate in the 2007 equity incentive plan, expands the types of awards which may be made under the 2007 equity incentive plan or extends the term of the 2007 equity incentive plan. Unless sooner terminated by our board, the 2007 equity incentive plan will terminate on October 5, 2017.
Summary of Federal Income Tax Consequences
     The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2007 equity incentive plan.
     Option Grants. Options granted under the 2007 equity incentive plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:
     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
     If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
     Non-qualified Options. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
     Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
     Stock Awards. The recipient of a stock award will recognize taxable income as and when those shares vest in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year any unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
     Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
     Performance Awards. No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
     Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the exercise of non-qualified options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2007 equity incentive plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards, restricted stock unit awards or performance awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.
     Accounting Treatment. Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we will be required to expense all share-based payments, including grants of options, stock appreciation rights, restricted stock, restricted stock units and performance awards under the 2007 equity incentive plan. Accordingly, options and stock appreciation rights which are granted to our employees and non-employee Board members and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2007 equity incentive plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

     For performance awards granted under the 2007 equity incentive plan and payable in stock, we will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.
Vote Required.
     The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the Proposal No. 3 is required for approval of the 2007 equity incentive plan. Should such approval not be obtained, then the 2007 equity incentive plan will not be implemented. However, the 2005 plan will continue in full force and effect, and awards may continue to be made under such plan until its specified expiration date or until the available share reserve has been issued.
Interest of Certain Persons in Matters to be Acted Upon
     Certain of our executive officers and directors have an interest in the proposal being presented for stockholder approval. Upon stockholder approval of the adoption of our 2007 equity incentive plan, these executive officers and directors will be eligible to receive awards pursuant to the terms and conditions of the 2007 equity incentive plan.
     The board unanimously recommends that stockholders vote “FOR” Proposal 3 to adopt our 2007 Equity Incentive Plan.

OTHER INFORMATION
Matters Relating to Solicitation
     The expense of solicitation of proxies on behalf of the board, including printing and postage, will be paid by us. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at our expense, to the beneficial owners of common stock held of record by such persons. The company has retained BNY Mellon Shareowner Services to act as a proxy solicitor in conjunction with the annual meeting. The company has agreed to pay that firm $7,500, plus out of pocket expenses, for proxy solicitation services. In addition to being solicited through the mail, proxies may also be solicited personally or by telephone by our board and officers. We know of no business which will be presented at the annual meeting other than as set forth in this proxy statement. However, if other matters should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.
Appraisal Rights
     Under Delaware law, our stockholders are not entitled to appraisal rights with respect to the adoption of our 2007 equity incentive plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, board and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during fiscal 2007 its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.
Other Matters
     Only the proposals set forth in the proxy statement are currently intended to be presented for vote at the annual meeting. The board knows of no other matters that are to be brought before the annual meeting, and in accordance with our bylaws, no other substantive proposals may be introduced at the annual meeting. If any other business properly comes before the annual meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our board may recommend or, if no recommendation is given, in their own discretion
Stockholder Proposals for the 2008 Annual Meeting of Stockholders
     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
     Proposals for Inclusion in Our 2008 Proxy Statement. Proposals of stockholders intended to be presented for consideration at our 2008 annual meeting of stockholders must be received by us no later than June 19, 2008 in order to be included in our 2008 proxy statement and form of proxy related to that meeting.
     Proposals Not for Inclusion in Company’s Proxy Statement.
     If a stockholder intends to timely submit a proposal for action at our 2008 annual meeting of stockholders, which is not required to be included in our 2008 proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our amended and restated bylaws and deliver a written Solicitation Notice (as such term is defined in our Amended and Restated Bylaws) to the Secretary of the company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312 and in the manner set forth in the Amended and Restated Bylaws not later than August 28, 2008 and not earlier than July 29, 2008; provided, however, if the 2008 annual meeting is held thirty days prior to, or thirty days after, the date of the 2007 annual meeting, a timely Solicitation Notice with respect to the meeting must be delivered not later than the close of business on the later of the (1) 90th day prior to, the 2008 annual meeting or (2) the tenth day following the day on which public announcement of the date of the 2008 annual meeting is first made.
     If such stockholder fails to timely deliver a written Solicitation Notice to the Secretary of the company in the manner set forth above, or otherwise fails to satisfy the requirements set forth in our Amended and Restated Bylaws and Securities and Exchange Commission rules, the proxy holders will be allowed to use their discretionary voting authority when any such proposal is raised at the 2008 annual meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
     A copy of the full text of the Amended and Restated Bylaws may be obtained by writing to the Secretary of the company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312.
Our Annual Report on Form 10-K
     We will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of our annual report on Form 10-K for fiscal 2007 including financial statements and the schedules thereto. Such written requests should be directed to the company at 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312, Attention: Secretary.

Exhibit A
DOLLAR FINANCIAL CORP.
BOARD OF DIRECTORS
COMPENSATION COMMITTEE CHARTER
PURPOSE
     The Compensation Committee (the “Committee”) is appointed to discharge the responsibilities of the Board of Directors (the “Board”) of Dollar Financial Corp., a Delaware corporation (the “Company”), relating to compensation of the Board and the Company’s executive officers.
MEMBERSHIP
     The Committee shall consist of two or more directors, each of whom shall satisfy the definition of (a) “independent” as that term is defined from time to time by the listing standards of The Nasdaq Stock Market; (b) “non-employee director” as that term is defined in Rule 16b-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934; and (c) “outside director” as that term is defined for the purposes of the Internal Revenue Code, Section 162(m), as amended.
     Membership on the Committee is determined annually by the Board. The Committee’s chairperson (the “Chairperson”) shall be designated by the Board or, if the Board does has not done so prior to any meeting of the Committee, the Committee members shall elect a Chairperson by the affirmative vote of a majority of the Committee’s members at such meeting. Each Committee member shall serve until his or her successor is duly elected and qualified. The Board may remove any member from the Committee at any time with or without cause. Should any member of the Committee cease to satisfy the definitions referenced in clauses (a), (b) and (c) of the preceding paragraph, or should any member cease to be a member of the Board, such member shall immediately resign his or her membership on the Committee without any request, notice or other action by the Board or any other person or party.
COMMITTEE MEETINGS
     The Committee shall meet at least once per calendar year. Additional meetings are scheduled as needed and shall be called by the Chairperson, or if none, by any Committee member. A majority of the total number of members of the Committee shall constitute a quorum for the transaction of business. Minutes of a meeting of the Committee shall be recorded by the secretary of such meeting, which shall be appointed by the Chairperson at each such meeting. The approval or an act by a majority of the members present at a meeting at which a quorum is present shall constitute the approval or an act by the Committee. The Committee may also act by unanimous written consent without a meeting.
COMPENSATION PHILOSOPHY
     The Company’s compensation policies with respect to the Company’s Board members and executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should provide long-term incentives. The Committee seeks to have Board member and executive compensation set at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality Board members and executives to contribute to the Company’s success. In assessing overall compensation for Board members and executive officers, the Committee considers the Company’s performance, relative shareholder return and industry position, general industry data, awards given to the Company’s executives in past years, and the recommendations of third-party consultants.

RESPONSIBILITIES AND AUTHORITY
     The Committee shall:
1.	Review and approve the Company’s goals and objectives relating to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and set the Chief Executive Officer’s compensation level, perquisites and other benefits based on this evaluation, all in keeping with the Committee’s compensation philosophy set forth in this charter. The Chief Executive Officer may not be present during deliberations or voting concerning the Chief Executive Officer’s performance and compensation;

2.	In consultation with the Company’s Chief Executive Officer, review and approve the compensation, perquisites and other benefits (including, but not limited to, (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) retirement benefits, if any) for each of the Company’s executive officers, including the Named Executive Officers (as that term is defined in the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder), in each such case taking into account the recommendation of the Chief Executive Officer and such other information as the Committee believes appropriate and all in keeping with the Committee’s compensation philosophy set forth in this charter;

3.	Periodically review and approve new compensation programs for the Company’s executive officers; review annually the operation of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); establish and periodically review policies for the administration of executive compensation programs;

4.	Review and recommend to the Board the appropriate structure and amount of compensation for the non-employee Directors;

5.	Establish and periodically review policies in the area of senior management perquisites;

6.	Review and approve material changes in the Company’s employee benefit plans; establish criteria for the granting of options and other stock-based awards to the Company’s executive officers and other employees and review and approve the granting of options and other stock-based awards to the Company’s executive officers, including administering the Company’s 1999 Stock Incentive Plan, 2005 Stock Incentive Plan, 2007 Stock Incentive Plan and any other incentive-compensation plans, equity-based plans and deferred compensation plans; administer the Company’s incentive and equity-based plans and programs;

7.	Review and approve the terms of any employment agreement executed by the Company with an executive officer, including any Named Executive Officer of the Company;

8.	Have the sole authority to retain, and terminate, any third party consultants to assist in the evaluation of director, chief executive officer or executive compensation, and shall have sole authority to approve such consultant’s fees and other retention terms. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such consultant employed or retained by the Committee;

9.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. Additionally, the Committee shall annually evaluate its own performance. The Committee shall prepare, and report to the Board the results of, such annual performance evaluation, which shall compare the performance of the Committee with the requirements of this charter;

10.	Review the Compensation Discussion and Analysis (“CD&A”) section to be included in the Company’s annual proxy statement or other report or filing, discuss the CD&A with the Company’s management, and recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K and/or proxy statement; and

11.	Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.
REPORTS TO THE BOARD
     All action taken by the Committee shall be reported to the Board at the next Board meeting following such action. The Committee shall also report to the Board periodically. This report shall include any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation, and any other matters that the Committee deems appropriate or is requested to be included by the Board.
     The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems it appropriate and in the best interests of the Company.
     In addition, compensation matters may be discussed in executive session with the full Board during the course of the year.

Exhibit B
DOLLAR FINANCIAL CORP.
2007 EQUITY INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this Plan are:
          (a) to attract and retain the best available personnel for positions of substantial responsibility,
          (b) to provide additional incentive to selected Employees, Consultants and Directors, and
          (c) to promote the success of the Company’s business.
     2. Definitions. For the purposes of this Plan, the following terms will have the following meanings:
          (a) “Administrator” means the Board or any of its Committees that administer the Plan in accordance with Section 4.
          (b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.
          (c) “Award” means any of the following awards authorized for issuance or grant under the Plan: Option, SAR, Stock Award, Restricted Stock Unit Award or Performance Award.
          (d) “Award Agreement” means, with respect to any Award, the written document(s) evidencing the terms and conditions of the Award.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Canadian Participant” means a Grantee who is subject to Canadian federal personal income tax.
          (g) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.
          (h) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:
          (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
          (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or
          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders or pursuant to a private transaction or series of transactions with one or more of the Company’s shareholders.
          (i) “Code” means the Internal Revenue Code of 1986, as amended.
          (j) “Committee” means a Committee appointed by the Board in accordance with Section 4.
          (k) “Common Stock” means the common stock, $0.001 par value per share, of the Company.
          (l) “Company” means Dollar Financial Corp., a Delaware corporation.

          (m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.
          (n) “Continuous Status as an Employee, Director or Consultant” means continued performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of any leave of absence approved by the Board or required by Applicable Law, including sick leave, military leave, or any other personal leave, provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Grantee’s Continuous Status as and Employee, Director or Consultant shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Grantee is provided with the right to return to employment following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence or in the Award Agreement, no service credit shall be given for vesting purposes for any period the Grantee is on a leave of absence. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Status as an Employee, Director or Consultant immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Grantee is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Grantee may subsequently continue to perform services for that entity.
          (o) “Director” means a non-employee member of the Board or the board of directors of any Parent or Subsidiary of the Company.
          (p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (q) “Employee” means any person, employed as a common law employee by the Company or any Parent or Subsidiary of the Company.
          (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share of Common Stock will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.
          (ii) If the Common Stock is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock at the close of regular hours trading on the day of determination, as reported in the Wall Street Journal or any other source the Administrator considers reliable.
          (iii) If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator taking into consideration such factors as the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.
          (t) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
          (u) “Grantee” shall mean any person to whom an Award has been granted pursuant to this Plan.
          (v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (w) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
          (x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (y) “Option” means a stock option granted under Section 6 of the Plan.
          (z) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.
          (aa) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

          (bb) “Performance Award” means an Award made under Section 10 of the Plan.
          (cc) “Plan” means this 2007 Equity Incentive Plan.
          (dd) “Restricted Stock Unit Award” means an award of restricted stock units granted under Section 9 of the Plan.
          (ee) “SAR” means a stock appreciation right granted under Section 8 of the Plan.
          (ff) “Share” means a share of the Common Stock.
          (gg) “Stock Award” means a grant or sale by the Company of a specified number of Shares under Section 8 of the Plan.
          (hh) “Subsidiary” means (i) a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code, or (ii) a limited liability company, whether now or later existing, which would be a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code if it were a corporation.
     3. Stock Subject to the Plan.
          (a) Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 2,500,000; provided, however, that no more than 1,250,000 Shares may be subject to Stock Awards or Restricted Stock Units. The Shares may be authorized, but unissued, or reacquired Common Stock.
          (b) No Grantee may be granted Awards denominated in Shares (whether payable in Shares, cash or a combination of both) for more than 500,000 Shares in the aggregate per fiscal year of the Company.
          (c) To the extent an Award expires or terminates or is surrendered or forfeited, the Shares subject to such Award will become available for future grant or sale under the Plan. Should the exercise price of an Option be paid with Shares, then the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares for which that Option is exercised, and not by the net number of shares issued under the exercised Option. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issuable under the Award, calculated in each instance prior to any such share withholding. Upon the exercise of any SAR, the share reserve under the Plan shall be reduced by the gross number of Shares as to which such SAR is exercised

     4. Administration of the Plan.
     (a) Procedure.
          (i) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, the Plan will be administered only by a Committee, which will then consist solely of persons who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.
          (ii) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, and Employees and Consultants.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:
          (i) to determine (A) the Employees, Directors or Consultants to whom Awards may be granted; (B) whether and to what extent Options, SARs, Stock Awards, Restricted Stock Unit Awards or Performance Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options; (C) the number of Shares to be covered by each Award; (D) the purchase price or base price in effect for each Award; (E) the time or times when each Award is to become exercisable or vest and (F) the maximum term for which an Award is to remain outstanding;
          (ii) to accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 15(b);
          (iii) to extend the period of time for which an Option or SAR is to remain exercisable following a Grantee’s termination of Continuous Status as an Employee, Director or Consultant from the limited period otherwise in effect for that Option or SAR to such greater period of time as the Administrator deems appropriate, but in no event beyond the expiration of the term of the Option or SAR;
          (iv) to authorize any person to execute on behalf of the Company any instrument required to evidence the grant of an Award previously granted by the Administrator;
          (v) to construe and interpret the terms of this Plan; to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan; and to approve forms of Award Agreements; and
          (vi) to make all other determinations it considers necessary or advisable for administering the Plan.
          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Awards. The Administrator shall not be required to exercise its authority or discretion on a uniform or nondiscriminatory basis.
     5. Eligibility. The persons eligible to participate in the Plan shall be Employees, Directors and Consultants. The Administrator shall determine which eligible persons are to receive Awards under the Plan.
     6. Options.
          (a) Types of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Incentive Stock Options may be granted only to Employees; provided, however, that Incentive Stock Options shall not be granted to Employees of a Subsidiary that is a limited liability company. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.
          (b) Limitations on Grants of Incentive Stock Options. If the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted (except to the extent otherwise provided under applicable law or regulation), and the Fair Market Value of the Shares will be determined as of the respective date or dates of grant.
          (c) Exercise and Term of Option. Each option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Administrator and set forth in the Award Agreement. The term of each Option will be stated in the Award Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement.
          (d) Exercise Price. The exercise price per Share will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant of the option; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
          (e) Procedure for Exercise. An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. The Administrator will determine the acceptable forms of payment of the exercise price. Such form may consist partially or entirely of:
          (i) cash;
          (ii) other Shares which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which an Option will be exercised and held for the period (if any) necessary to avoid any additional charges to the Company’s earnings for financial reporting purposes;
          (iii) delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the exercise price; or
          (iv) any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
          (f) Rights as a Shareholder. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.
          (g) Termination of Employment or Consulting Relationship or Directorship. The following provisions shall govern the exercise of any Options held by an Optionee at the time of termination of Continuous Status as an Employee, Director or Consultant:
          (i) If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of three (3) months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the limited time specified above after termination, that Option will expire upon the expiration of such limited time period.
          (ii) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the respective Option terms. The Administrator may determine in its sole discretion that any unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. To the extent the Optionee does not exercise an Option within the limited time specified above, after termination, that Option will expire upon the expiration of such limited time period.
          (iii) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by will or the laws of descent and inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death (or such other period as is set forth in the Award Agreement or the Optionee’s employment agreement or determined by the Administrator) but in no event later than the expiration of the Option terms. To the extent the Option is not exercised within the limited time specified above following the Optionee’s death, the Option will expire upon the expiration of such limited time period.

          (iv) Termination for Cause. If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.
          (h) Non-Transferability of Options.
          (i) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned pursuant to a qualified domestic relations order as defined by the Code, and exercised by the spouse or former spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order, or (ii) such Option may be assigned, in whole or in part, during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan. Rights under the assigned portion may be exercised by the person(s) who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.
          (ii) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.
          (i) Canadian Participant Election. A Grantee who is at the time a Canadian Participant may elect to surrender an Option, to the extent such Option has become exercisable, in lieu of exercising same, and to receive upon such surrender a cash payment equal to the amount of the excess, if any, of the Fair market Value of a Share on the date the Canadian Participant so elects over the exercise price, multiplied by the number of Shares purchasable upon exercise of the Option so surrendered. The election described herein shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 5(j) to the contrary, the Administrator has the right to decline a Canadian Participant’s election described in Section 5(j), provided, however, that if the Administrator declines the election, the

Canadian Participant may elect to exercise the Option or may continue to hold the Option unexercised, subject to the terms and conditions set forth in the Plan.
     7. Stock Appreciation Rights.
          (a) Nature of Award. The Administrator may grant a SAR separately or in tandem with any Option. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the aggregate base price of those Shares. Except for a Canadian Participant, such amount may be paid in either cash and/or Shares, as determined by the Administrator in its discretion. The Company agrees that such amount payable to a Canadian Participant shall be paid in Shares issued by the Company. However, a Canadian Participant may elect to receive such payment in cash, provided such election shall be made in writing in the manner prescribed by the Administrator. Notwithstanding anything in this Section 7(a) to the contrary, the Administrator has the right to decline a Canadian Participant’s election to receive a cash payment upon exercise of a SAR in which event the Canadian Participant may elect to exercise the SAR and receive the payment in the form of Shares issued by the Company or continue to hold the SAR, subject to the terms and conditions set forth the Plan.
          (b) Number of Shares and Base Price. The number of Shares underlying each SAR and the base price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the base price per Share be less than the Fair market Value per Share on the grant date.
          (c) Term of SAR. The term of a SAR will be determined by the Administrator but no SAR may have a term in excess of ten years.
          (d) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Administrator.
          (e) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.
          (f) Termination of Continuous Status as an Employee, Director or Consultant. Unless otherwise specified in the Award Agreement, SARs will be subject to the same procedures applicable to Options upon termination of a Participant’s Continuous Status as an Employee, Director or Consultant.

          (g) Transferability. Unless otherwise specified in the Award Agreement, SARs will be subject to the same provisions applicable to Nonqualified Options with respect to the transferability of such Award
     8. Stock Awards.
          (a) Grant. The Administrator, in its sole and absolute discretion, may grant Stock Awards for any of the following items of consideration which the Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Company, (ii) past services rendered to the Company (or any Parent or Subsidiary); or (iii) any other valid consideration under the Delaware General Corporation Law.
          (b) Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Shares subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Shares such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the Shares subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of Shares pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such Shares.
          (c) Rights as a Shareholder. Subject to the terms of any Award Agreement, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Shares issued pursuant to a Stock Award, including the right to vote such Shares and receive any regular cash dividends paid on such Shares; provided, however, that dividends (other than regular cash dividends) or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.
     9. Restricted Stock Unit Awards.
          (a) Nature of Award. Each Restricted Stock Unit shall represent the right of the Grantee to receive a Share or an amount based on the value of a Share. The Administrator shall determine the number of Restricted Stock Units to be granted and the requirements applicable to such Restricted Stock Units. All Restricted Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

          (b) Terms of Restricted Stock Units. The Administrator may grant Restricted Stock Units that are payable on terms and conditions determined by the Administrator, which may include payment based on achievement of performance goals or satisfaction of specified service requirements. Restricted Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Administrator consistent with the provisions of Code Section 409A. The Administrator may at any time accelerate the vesting of any Restricted Stock Unit Award.
          (c) Payment. Payment with respect to Restricted Stock Units shall be made in cash, in shares, or in a combination of the two, as determined by the Administrator.
          (d) Requirement of Employment or Service. The Administrator shall determine in the Grant Agreement under what circumstances a Grantee may retain Restricted Stock Units after termination of the Grantee’s Continuous Status as an Employee, Director or Consultant, and the circumstances under which Restricted Stock Units may be forfeited.
          (e) Rights as a Shareholder. The Grantee shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units, subject to such terms and conditions as the Administrator may deem appropriate.
     10. Performance Awards.
          (a) Generally. The Administrator may grant Performance Awards on the terms and conditions as the Administrator deems advisable. Performance Awards shall be denominated in Shares which may be earned upon achievement or satisfaction of one or more performance goals specified by the Administrator. In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 10(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).
          (b) Performance Awards Granted to Covered Employees. To the extent the Board intends for a Performance Award to satisfy the requirements for treatment as “performance-based compensation” for purposes of Code Section 162(m), such Award will be subject to the terms of this Section 10(b).

          (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria specified by the Committee consistent with this Section 10(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Administrator result in the achievement of performance goals being “substantially uncertain.” Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
          (ii) Performance Goals. The Administrator shall use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance Awards: net sales; net revenue; pretax income; pro forma pretax income; pretax income before allocation of corporate overhead and bonus; budget; cash flow; net income or earnings per share; net income or operating income; return on shareholders’ equity; return on assets, capital or investment; the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; operating margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and stock-based compensation; operating income before depreciation and amortization; sales or revenue targets; capital or investment; cash flow; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; completion of targeted acquisitions; entry into new markets; development of new products and services; measures of customer satisfaction; any combination of, or a specified increase in, any of the foregoing; and the formation of joint ventures, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or expand its customer base. Such performance goals may be stated with respect to the Company as a whole, or with respect to a specified subsidiary, division or other operational unit. Moreover, such performance goals may be stated in absolute terms or may be expressed relative to performance in a specified prior period or to the performance of other specified enterprises. The measurement of the achievement of any of these goals will be determined, to the extent applicable, according to generally accepted accounting principles as in existence on the date on which performance goal or goals were established; provided, however, to the extent specified by the Committee at the time the performance goals are established, the measurement of specified performance goals may be subject to adjustment to exclude items of gain, loss or expense that are determined to be extraordinary or unusual in nature, infrequent in occurrence, related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion

No. 30 of the Accounting Principles Board. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis. Equitable adjustments will be made to any performance goal related to Common Stock (e.g., earnings per share) to reflect changes in corporate capitalization, such as stock splits and reorganizations.
          (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Administrator, which performance period shall not be less than one month. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time at which 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitations set forth in Section 3(b).
          (iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator. The Administrator may not exercise discretion to increase any such amount payable to a Covered Employee (as defined in section 162(m)(3) of the Code) in respect of a Performance Award subject to this Section 10(b).
          (v) Written Determinations. Determinations by the Administrator as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and the actual achievement of the specified performance goals relating to Performance Awards will be recorded in writing.
          (c) Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator.
          (d) Rights as a Shareholder. The Grantee shall not have any shareholder rights with respect to the Shares subject to a Performance Award until that award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Performance Awards, subject to such terms and conditions as the Administrator may deem appropriate.

     11. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, foreign and local income and employment tax and other withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or SAR or in connection with a Stock Award, Restricted Stock Unit or Performance Award will be conditioned upon compliance with all such withholding requirements. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with an Award that number of Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability, or (b) by delivering to the Company previously-owned and unencumbered Shares having a Fair Market Value, as of the date the withholding liability arises, equal to or less than the amount of the Company’s withholding liability.
     12. Adjustments Upon Changes in Capitalization, Dissolution, Change in Control.
          (a) Changes in Capitalization. If any change is made to the outstanding shares of Common Stock through recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off (resulting in a substantial reduction in the value of the outstanding shares of Common Stock), extraordinary corporate distribution or other similar transaction, an equitable adjustment will be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities issuable as Stock Awards or Restricted Stock Units, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per fiscal year, (iv) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Option and SAR and (v) the number and/or class of securities subject to each outstanding Stock Award, Restricted Stock Unit Award and Performance Award and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award had not been previously exercised or vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Award shall become vested or any Option or SAR will terminate as of a date fixed by the Administrator and give each Grantee the right to exercise his or her Option or SAR as to all or any part of the Shares subject thereto, including Shares as to which the Option would not otherwise be exercisable.
          (c) Change in Control/Sale of Subsidiary or Business. Except to the extent otherwise provided in the Optionee’s employment agreement, in the event of a Change in Control or a sale of a subsidiary or business, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options and SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Grantees); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Options and SARs or grant replacement options and stock appreciation rights with appropriate adjustments in the option and base prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options and SARs or their replacements represent the right to purchase or receive the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options and SARs had such exercise occurred in full prior to such transaction; (iv) arrange to have the surviving or successor entity or purchaser entity or any parent entity thereof assume the Restricted Stock Unit Awards or Performance Awards with appropriate adjustments so that the awards apply to the number and kind of securities into which the Shares subject to the awards immediately prior to such transaction would have converted in consummation of such transaction had those Shares been outstanding at that time; (v) assign any repurchase rights to the surviving or successor entity or purchaser entity or parent thereof; (vi) cancel Awards upon payment to the Grantees in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over the price payable for the Shares subject to the Award; or (vii) make such other adjustments to the consideration issuable upon exercise or vesting of Awards and other terms of the Awards as the Administrator deems appropriate in its sole and absolute discretion.
          13. Date of Grant. The date of grant of an Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Award, or any other, later date determined by the Administrator and specified in the Award Agreement.
          14. Effective Date and Term of the Plan. The Plan will become effective upon its approval by the shareholders of the Company at the 2007 Annual Shareholders Meeting. Subject to such approval, it will continue in effect for a term of ten years unless terminated earlier under Section 15. Unless otherwise provided in this Plan, its termination will not affect the validity of any Award outstanding at the date of termination, which shall continue to be governed by the terms of this Plan as though it remained in effect.

     15. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan. However, shareholder approval will be required for any amendment to the Plan that (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Awards under the Plan, (iii) materially increases the benefits accruing to the Grantees under the Plan or materially reduces the price at which Shares may be issued or purchased under the Plan, (iv) materially extends the term of the Plan or (v) expands the types of awards available for issuance under the Plan.
          (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.
     16. Prohibition on Repricing Programs. The Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or SARs under the Plan are cancelled and new Options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or SARs under the Plan, without in each such instance obtaining shareholder approval.
     17. Conditions Upon Grant of Awards and Issuance of Shares.
          (a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
          (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.
     18. Liability of Company.
          (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.
          (b) Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is obtained within twelve (12) months after the date of such amendment.
          (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.
     19. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with an Award, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.
     20. No Employment Rights. Neither this Plan nor any Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.
     21. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 15, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20233000000000000000 7 111507
The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1. Election of Class C Directors for Terms of Three Years: 2. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2008.
NOMINEES:
3. Adoption of the Dollar Financial Corp. 2007 Equity Incentive
FOR ALL NOMINEES O Clive Kahn
Plan. O John Gavin
WITHHOLD AUTHORITY 4. In their discretion to act on any other matter or matters which may properly FOR ALL NOMINEES come before the Annual Meeting or any adjournment or postponement thereof.
FOR ALL EXCEPT
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE
(See instructions below)
OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS, THE 2007 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2007 PRIOR TO THE EXECUTION OF THIS PROXY.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DOLLAR FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 15, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DOLLAR FINANCIAL CORP.
The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Donald Gayhardt, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of Dollar Financial Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (local time) on November 15, 2007, at the Boca Raton Bridge Hotel and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 15, 2007
PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718- 921-8500 from foreign countries and follow the
COMPANY NUMBER
instructions. Have your proxy card available when you call.
- OR -
ACCOUNT NUMBER
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
—
20233000000000000000 7 111507
The Board of Directors of Dollar Financial Corp. recommends a vote FOR the following actions set forth below:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1. Election of Class C Directors for Terms of Three Years: 2. Ratification of Ernst & Young LLP as the Company’s independent registered accountants for the fiscal year ending June 30, 2008.
NOMINEES:
3. Adoption of the Dollar Financial Corp. 2007 Equity Incentive FOR ALL NOMINEES O Clive Kahn
Plan. O John Gavin
WITHHOLD AUTHORITY 4. In their discretion to act on any other matter or matters which may properly FOR ALL NOMINEES come before the Annual Meeting or any adjournment or postponement thereof.
FOR ALL EXCEPT (See instructions below) THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE
OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS, THE 2007 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2007 PRIOR TO THE EXECUTION OF THIS PROXY.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.